UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2014

Clutterbug Move Management, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-187248	45-4487461
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

29 Church Street

South Orange, NJ 07079

(Address of Principal Executive Offices)

(201) 317-6922

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K and other reports filed by registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to, registrant’s management, as well as estimates and assumptions made by registrant’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to registrant or registrant’s management identify forward-looking statements. Such statements reflect the current view of registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Current Report on Form 8-K entitled “Risk Factors”) relating to registrant’s industry and registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

Item 1.01 Entry Into A Material Definitive Agreement

Effective December 24, 2014, Clutterbug Move Management, Inc. a Nevada corporation (“Clutterbug”, or the “Company”), Clutterbug Acquisition Corp, a Nevada corporation and wholly-owned subsidiary of Clutterbug (“Merger Sub”), iNeedMD, Inc., a privately-held Delaware corporation headquartered in New York (“iNeedMD”) and Victoria Young an individual (the “Majority Shareholder”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which the Merger Sub was merged with and into iNeedMD, with iNeedMD surviving as a wholly-owned subsidiary of Clutterbug (the “Merger”). The transaction (the “Closing”) took place on December 24, 2014 (the “Closing Date”). The Company acquired, through a reverse triangular merger, all of the outstanding capital stock of iNeedMD in exchange for issuing iNeedMD’s shareholders (the “iNeedMD Shareholders”), pro-rata, a total of 42,464,424 shares of the Company’s common stock. Immediately after the Merger was consummated, and further to the Agreement, the Majority Shareholder of the Company sold and cancelled all 8,000,000 shares of her restricted common stock of the Company (the “Cancellation”). In consideration of the Cancellation of such common stock, the Company paid the Majority Shareholder an aggregate of $350,000 and released the other affiliates from certain liabilities. In addition, the Company has agreed to spinout to the Majority Shareholder any and all assets related to the Company’s senior move management and assistance services business within 30 days after the Closing. As a result of the Merger and the Cancellation, the iNeedMD Shareholders became the majority shareholders of the Company.

In June 2014, iNeedMD commenced a private placement of its common stock with a group of accredited investors (the “Private Placement Investors”). Pursuant to those certain Subscription Agreements between iNeedMD and the Private Placement Investors, iNeedMD sold an aggregate of 8,400,000 shares of its common stock for an aggregate purchase price of $8,400,000 or $1.00 per share (the “Private Placement”). iNeedMD completed the Private Placement on August 15, 2014. Pursuant to the Agreement, each Private Placement Investor will receive one share of iNeedMD for each one share purchased under the Private Placement.

The directors and majority shareholders of Clutterbug have approved the Agreement and the transactions contemplated under the Agreement.

A copy of the Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference. All references to the Agreement and other exhibits to this Current Report on Form 8-K are qualified, in their entirety, by the text of such exhibits.

This transaction is discussed more fully in Section 2.01 of this Current Report on Form 8-K. The information therein is hereby incorporated in this Section 1.01 by reference.

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Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF THE AGREEMENT

As described in Item 1.01 above, on December 24, 2014, the Company effectuated a Merger which resulted in iNeedMD, a medical device company, merging with our wholly-owned subsidiary. On the Closing Date, pursuant to the terms of the Agreement, we acquired all of the outstanding capital stock of iNeedMD. In exchange, we issued to the iNeedMD Shareholders, their designees or assigns, 42,464,424 shares of our common stock or 88.81% of the shares of the Company’s common stock issued and outstanding after the Closing.

Pursuant to the terms of the Agreement, the Majority Shareholder of the Company sold and cancelled all 8,000,000 shares of her restricted common stock of the Company. Following the above transactions, there are 47,814,424 shares of the Company’s common stock issued and outstanding.

The directors and majority shareholders of the Company have approved the Agreement and the transactions contemplated under the Agreement. The directors of iNeedMD have approved the Agreement and the transactions contemplated thereunder. Immediately following the Closing of the Merger the Company changed its business plan to that of iNeedMD.

References to “we”, “our”, “us”, or “our Company”, from this point forward refer to iNeedMD, the operating subsidiary of Clutterbug Move Management, Inc. as currently constituted.

BUSINESS OF INEEDMD

History

Clutterbug Move Management, Inc. was incorporated on February 1, 2012 under the laws of the State of Nevada. Clutterbug provides personalized moving assistance and organization support services to the elderly who are seeking a transition to a new location. As senior citizen move managers, the Clutterbug team services all aspects of a life move for the elderly including, but not limited to, space and timetable planning, downsizing belongings, sorting possessions, organizing sales and donations, overseeing the transition of items to storage, packing and unpacking and setting up our client’s new residence. Due to the lack of results in Clutterbug’s attempt to implement its original business plan, management determined it was in the best interests of the shareholders to look for other potential business opportunities that might be available to the Company. Immediately following the Closing of the Agreement, Clutterbug changed its business plan to that of iNeedMD. Clutterbug plans to take the steps to immediately change its name to “iNeedMD Holdings, Inc.” as well as its trading symbol to better reflect its current business to its shareholders.

iNeedMD, Inc. (“iNeedMD” or the “Company”) is a medical device development company that was incorporated in in the State of Delaware on February 16, 2000. Over the course of the last twelve years, the Company has built a balanced portfolio of intellectual property to support the mobile health/telehealth industry. Our pioneering product development programs focus on easy-to-use systems for collecting a plurality of diagnostic information and transmitting that data to local and/or remote locations.

iNeedMD Overview

One of the Company’s commercialized products, the EKG Glove is an FDA-cleared and CE-marked medical device that we believe will transform the way 12-lead, diagnostic electrocardiograms (EKG/ECG) are administered. The ECG is a key component of every cardiac monitoring program for “at risk” patients. According to the American Heart Association, factors that classify patients as “at risk” are old age, tobacco smoking, high blood triglyceride levels, high low-density lipoprotein (LDL) cholesterol levels, low high-density lipoprotein (HDL) cholesterol levels, high blood pressure, diabetes, obesity, chronic kidney disease, excessive alcohol consumption, anxiety, drug abuse, family history and having experienced a prior cardiac event.

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According to the World Health Organization, ischemic heart disease (“IHD”), which includes Myocardial Infarctions (MI/AMI), angina, and heart failure due to MI, was the leading cause of death, for both men and women, in the United States and worldwide in 2011. According to the Agency for Healthcare Research and Quality, five of the top 20 most expensive conditions treated in U.S. hospitals by all payers in 2011 were due to cardiac related events (10.4%) with aggregate hospital costs of more than $45 billion. According to the U.S. Department of Health and Human Services, in 2010, 24% of all deaths within the United States were caused by heart disease and in 2011, 45% of men and 31% of women aged years 75 years or older had reported that they were told they had heart disease at some point in their life by a physician or other health care professional.

Given the expansive, global impact of various cardiac diseases, the EKG Glove provides healthcare workers with a standardized ECG solution that will enable them to quickly and accurately assess an individual’s cardiac health. As a result, iNeedMD’s products may assist in the management of healthcare costs and ultimately save lives. The sanitary, disposable EKG Glove is applied to the chest in under 30 seconds as the electrodes and conductive circuitry are fully integrated into a single, flexible shell. A single coaxial cable connects the EKG Glove to most ECG acquisition devices, eliminating the use of the numerous “spaghetti wires” that have been indicated in the spread of Hospital Acquired Infections (HAIs) and are easily positioned incorrectly leading to erroneous test results. In essence, the EKG Glove is an ECG “peel-and-stick” solution that facilitates the faster and more accurate collection of data that remains the mainstay in the assessment of cardiac health. We believe the EKG Glove can immediately be put into service in hospitals and other medical facilities that are looking for time-saving and infection-limiting disposable products.

iNeedMD is also focused on innovation as it relates to the acquisition and transmission of ECGs and other health data so that doctors, regardless of their physical proximity to a patient, can diagnose or rule-out a variety of medical disorders. The Company’s research efforts include the development of portable, wireless platform technologies that are Bluetooth- and Wifi-enabled. When paired with iNeedMD’s easy-to-use EKG Glove and similar products, these devices will enable individuals of various skill levels to obtain critical patient information and transmit results to skilled medical professionals at any location. In addition, the flexibility of the EKG Glove and evolving products, make partnering with other medical device manufacturers feasible where synergistic and volume-driven market opportunities exist in the point-of-care and telehealth markets. The Company is currently in discussions to pair the EKG Glove with 510(k) cleared wireless ECG devices (“EKG Glove System”) to enable immediate penetration into a variety of target markets.

Target Markets

The EKG Glove has six distinct markets:

1.

Hospitals - Gaining acceptance of the EKG Glove as an essential component of institutions’ cardiac screen programs, will assist the Company in solidifying the benefits of the product within the aggregate medical community. The emergency department is a targeted user base in hospitals as minimizing time and maximizing accuracy are keys to effective patient triage and treatment. In addition, the disposability of the EKG Glove, along with its all-in-one design and single cable connection to existing EKG machines supports the Center for Disease Control’s (CDC) directive that patient care equipment as it relates to infection prevention and control, preferably be disposable. Since hospital acquired infections are always of concern, and in light of the preparatory steps that many hospitals are taking to prevent the spread of infectious disease, the EKG Glove can be a helpful solution for delivering efficient, infection-limiting cardiac monitoring services throughout the hospital. The Company has already conducted several successful clinical studies and trials in a variety of New York hospitals including NYU Medical, Mount Sinai Hospital and Peconic Bay Hospital and is working to expand its reach to other private, public and military institutions in the United States and internationally.

2.

Nursing Homes and Skilled Nursing Facilities - According to the American Association of Cardiovascular and Pulmonary Rehabilitation, acute cardiac events such as myocardial infarction and heart failure affect over two million individuals in the United States each year, and over half of these individuals are over the age of 65. Also common in older adults are cardiac surgical procedures such as coronary artery bypass and valve surgery. After cardiac events, these older adults often require rehabilitation at a skilled nursing facility (SNF) or Nursing Home; these centers often lack in-house cardiac care programs. The Company’s pairing of its easy–to-use EKG Glove with a wireless, portable ECG acquisition device (the “EKG Glove System”) provides the Company with an opportunity to deliver one of the most important and basic cardiac testing methodologies to these facilities to improve patient care. Healthcare workers, of any skill level, can be trained to adhere the EKG Glove to the patient and obtain an accurate ECG; the data is then captured for immediate interpretation by a physician and/or transmitted to the facility’s electronic health record for remote analysis or interpretation at a later time based on the medical staff’s schedule. As a result, the Company believes that integration of the EKG Glove System into nursing facilities will fill an unmet market need.

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3.

Heart Rhythm Monitoring Market - With the rise in the number of patients in the United States suffering from various stages of heart disease, it is becoming increasingly necessary to monitor a patient’s heart function on a regular basis. Most people are familiar with the use of ambulatory Holter Monitors used by cardiologists to record a patient’s heart function over a 24 or 48 hour period. In addition, according to the National Center on Sleep Disorders Research, about 70 million Americans suffer from sleep problems, with nearly 60 percent of those individuals being categorized as having a chronic disorder. Sleep studies aimed at diagnosis of these disorders like sleep apnea, have ECG monitoring at the core of the assessment. In both cardiac and sleep monitoring applications, the EKG Glove when paired with the Company’s wireless, portable ECG acquisition device that is currently in development (the “iNeedMD EKG Glove System”) plus a lightweight vest to hold the devices in place, will have the added advantage of recording and transmitting ECG data via a wireless connection through a software interface to a tablet, personal computer or cell phone back to the doctor’s office in real-time. This feature will provide physicians with the capability to discover serious problems before the end of the test and ultimately help patients understand and monitor their own health status. The remote communications capability of the iNeedMD EKG Glove System is likely to alleviate the burden on the medical services by allowing the ECG test to be self-administered at home.

Other attractive segments within the Heart Rhythm Monitoring market include the use of the EKG Glove, with existing ECG machines or paired with a wireless portable ECG acquisition device, by Clinical Research Organizations (CROs) involved in pharmaceutical drug development. Throughout the multi-phase process, assessment of a chemical compound’s potential impact on cardiac health must be completed. A research professional can utilize the EKG Glove to quickly and precisely position leads on the patient or volunteer and acquire an accurate ECG tracing while effectively minimizing the risk of lead misplacement or transmission of infection as compared to the utilization of traditional reusable, “spaghetti wire” leads.

4.	Medical Transport - When emergency medical technicians (EMTs) wirelessly transmit electrocardiograms (ECG) directly to a cardiologist or attending physician’s Bluetooth-enabled device for immediate interpretation, heart attack patients can potentially receive an artery-opening procedure in half the usual time. The physician, upon observing definitive signs of a heart attack via remote acquisition, can direct hospital staff to have the patient bypass the emergency department upon arrival and go directly to the catheterization laboratory for treatment. Since the EKG Glove can facilitate accurate ECG lead placement in under 30 seconds, the product’s ease-of-use can improve the efficiency of the EMT and helps ensure the precision of the ECG tracing is of diagnostic quality. The American College of Cardiology (ACC) and the American Heart Association recommend that patients have their arteries opened directly within 90 minutes of arriving at the hospital; as a result if the EKG Glove System facilitates a quicker "door-to-reperfusion" rate, the more likely the heart muscle and the patient will be saved.

5.

Remote Medical Assessment - As previously noted above,wirelessly transmitting electrocardiograms (ECG) via Bluetooth-enabled devices directly to physicians for immediate assessment and interpretation improves the quality of patient care. This is especially true in geographically isolated regions or other settings where cardiac care physicians are absent or inaccessible. In remote locations such as in rural communities, telehealth adoption is significantly higher as compared to hospitals in urban areas. For example, Alaska hospitals reported the highest percent of telehealth adoption at 75 percent; Arkansas at 71 percent; South Dakota at 70 percent; and Maine at 69 percent. In addition, the Department of Veterans Affairs recently reported that 690,000 veterans received care via 2 million telehealth visits in fiscal year 2014 which ended in September 2014 – that’s 12 percent of all veterans enrolled in VA health care. Home telehealth is a growing segment of the category and often only encompasses the acquisition of vital signs such as pulse, weight, blood pressure and temperature. Since the EKG Glove is capable of being self-adhered given its all-in-one design, and the Bluetooth ECG acquisition device can be configured to facilitate ECG transmission with minimal patient interface, this user-friendly system has the potential to enable off-site cardiac assessments into a home telehealth menu of services.

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In addition, according to the Western Journal of Emergency Medicine, medical incidents that occur during commercial air travel, often require assistance from a medical professional facilitated through the services of remote emergency response centers. “MedAire,” “The First Call,” and the University of Pittsburgh Medical Center’s “StatMD,” for example, offer 24-hour consultations via call centers staffed by physicians. MedAire responds to an average of 17,000 cases per year. Emergency medical kits onboard aircraft are not required to include cardiac monitoring equipment such as the EKG Glove System. Adding this device system to an emergency response protocol to enable the acquisition ECGs for interpretation by doctors at a call center, can assist in ruling out of events initially perceived as cardiac, or confirm the need for the crew/pilot to request further medical assistance that may require diversion of the flight to the nearest airport capable of landing the aircraft. The act of diverting a full aircraft is expensive and is estimated to range between $3,000 and $100,000 depending on the size of the plane and the basic costs of refueling, plus the financial consequences of re-routing passengers. We believe the development of the iNeedMd EKG Glove System is timely as on-board Wi-Fi access becomes more prominent on commercial airlines which will facilitate the remote transmission of critical cardiac data. We believe this will allow medical and airline professionals to make well-informed and potentially life-and cost-saving decisions.

6.	Urgent Care Health Clinics - According to AMN Healthcare, walk-in facilities afford widespread access to care for minor illnesses and a less-expensive alternative to after-hours care. The professional staff is also trained to recognize an urgent matter and refer the patient to the nearest emergency department. Many of the established retail clinics, such as Walgreens’ Healthcare Clinic, are expanding into diagnosing and treating chronic illnesses. Regardless of the treatment scenario, the addition of the user-friendly EKG Glove System for a rapid and accurate assessment of an individual’s cardiac health may provide clinics with more efficient and cost-effective care programs that ultimately improve patient outcomes.

Manufacturing

The services of an outside operator, Wilson-Hurd Manufacturing (WH) of Berlin, Wisconsin, are utilized to run, build and manage the manufacturing process of the EKG Glove. WH has manufacturing and quality control systems that comply with ISO 9001:2008, ISO 13485:2013 and FDA regulatory requirements.

A semi-automated process is currently used to manufacture the EKG Glove, where human interaction is necessary to move each individual glove through the assembly line. Under the current assembly line configuration, bulk production of the disposable EKG Glove is approximately 25,000 gloves per month (per shift). WH can expand production capacity by adding up to 2 additional shifts for a maximum of 75,000 gloves per month. Should volume requirements warrant an incremental increase in production capacity, iNeedMD is ready to commence the construction of one fully automated, no touch, assembly line. Such a line can be operated in two eight hour shifts producing 83,000 EKG Gloves monthly (per shift). This would increase the production capacity to approximately 166,000 gloves per month (assuming 2 shifts per day) and it is estimated that the fully automated line will reduce the per-unit cost of the EKG Glove by approximately 25% (assuming two shifts).

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Products and Usage

1.	The EKG Glove

The EKG Glove is a single-use, disposable medical device that replaces the traditional EKG lead wires and electrodes used in the diagnosis of and screening for cardiovascular disease. The EKG Glove has been designed to obtain a full, diagnostic, 12 lead, resting electrocardiogram (ECG/EKG) using embedded printed circuitry connected to pre-positioned electrodes affixed to the underside of a glove-like sheath (or shell).

The EKG Glove is FDA-cleared, CE Marked and protected by eight (8) U.S. and three (3) international patents:

The key distinction between The EKG Glove and the traditional method of EKG administration is the removal of the 10 wire leads, commonly referred to as “spaghetti wires” and having the electrodes embedded into the form factor of the EKG Glove.

The EKG Glove:

To obtain a tracing, the operator need only (i) slip on the EKG Glove, (ii) properly position and apply it to the patient’s chest, (iii) attach the three extendable electrodes, (iv) plug the 10 pin connector of the accessory cable into the EKG Glove, and (v) plug the other connector to any compatible ECG monitoring device. A full 12-Lead, diagnostic ECG will be produced and viewable. This entire procedure can be completed in under 1 minute. The EKG Glove can be utilized with most existing EKG machines in hospitals or doctors’ offices.

The EKG Glove is currently available in two sizes:

●	Adult Medium: For use on patients with a chest girth of 97 - 104 cm. (ITEM #: INMD-010022)

●	Adult Large: For use on patients with a chest girth of 105 cm or greater. (ITEM #: INMD-011231)

2.	Proprietary Acquisition Devices

iNeedMD is in the process of formalizing relationships with third party device manufacturers to supply wireless, FDA-cleared, Bluetooth-enabled (with USB-connected capability) ECG acquisition devices that will allow the cardiac tracings to be transmitted to a wide variety of devices including laptops, tablets and ultimately cell phones. Device software will permit live streaming of the ECG and the saving and forwarding of various file types that are compatible with data stored within Electronic Health Record (EHR) systems. All partners will provide some customization of their software interface to ensure compatibility with existing EHRs.

The Company is also developing its own wireless, portable health information acquisition device that will be Bluetooth- and Wi-Fi-enabled, and be application driven to offer a seamless, user-friendly interface with laptops, tablets and cell phones. iNeedMD is also exploring an agreement with an India-based interpretation services providers that will allow the Company to provide healthcare clients with interpretations service from certified cardiologists and other specialists if local access is not feasible.

The Company is dependent on third-party service providers to develop, deliver and maintain certain aspects of its product and operations, including the manufacturing of its ECG acquisition devices. Until such time as the Company’s own acquisition device is fully developed, the Company will rely on third parties for the initial pairing, development and clearance of the ECG acquisition device with the EKG Glove. The Company has limited control over these third parties. Any discontinuation of these third-party services, or any reduction in performance or increase in price that would require the Company to replace such services, would disrupt its business. In the event that these service providers are unable to operate to the Company’s satisfaction, it would be forced to seek other firms to provide these services. There can be no assurance that services from substitute providers would be available on reasonable terms, if at all. Such an occurrence would involve significant delay and expense and would have a material adverse effect on the Company’s business, prospects, results of operations and financial condition.

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Competition

We believe the Company is in an unprecedented position in having the only FDA-cleared 12-lead diagnostic EKG product that is sanitary, disposable and is easy enough to apply that even a patient has the potential to position accurately on himself/herself which can improve patient comfort and care. The product features may also decrease the personnel demands within the healthcare system as it can allow less technical staff to assist healthcare professionals in preparing the patient for an electrocardiogram. It may also help facilitate the implementation of telehealth initiatives related to heart health in a more streamlined, accessible manner. Its innovations are protected by 8 patents (international patents are held in China, India and Israel), which we believe will make it difficult for any company to compete with a similar product. In addition, iNeedMD’s intellectual property portfolio encompasses a system for collecting and transmitting a plurality of diagnostic information to remote locations, as well as receiving data which helps to safeguard future product development efforts. Aside from an EKG diagnostic device, patent-protections include blood pressure, pulse rate, and temperature monitoring, as well as an auscultation device, all within the easy-to-use glove framework.

The Company believes the primary obstacle for market penetration will come from apathy to change, fear of financial uncertainty due to change, fear of the application of new and innovative technologies and the unwillingness to learn new products and methods even if that change would enhance the workplace. Primary competition should be segmented by two distinct markets. For the EKG Glove used in tandem with standard legacy ECG machinery via a single coaxial cable, other non-disposable or single-use leadwire systems that are less user-friendly pose a competitive threat as they may have long terms contracts (purchase orders and maintenance agreements) and/or be associated with larger companies.

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Snapshot of EKG Glove versus Leadwire Competitors:

Company EKG Devices	iNeedMD, Inc. EKG Glove	LifeSYNC, Corp. LeadWear	Various Manufacturers Traditional ECG Electrodes
Universally Compatible	YES	No	Yes
Prescription Ready	YES	Yes	Yes
Always Sanitary	YES	Yes	No
Electromagnetic Interference Protected	YES	No	No
Limited/No Patient Prep Required	YES	No	No
Disposable	YES	Yes	Available
No “Spaghetti Wire”	YES	Yes	No
No Additional Electrodes	YES	No	No
Wireless Availability	YES	Yes	No
Can be applied in under 1 minute	YES	No	No
Radiolucent	YES	Yes	No
Compact Light Weight	YES	Yes	Yes
Mobile	YES	Yes	Yes
No External leads from device needed	YES	No	No
Hypoallergenic	YES	Yes	Yes
No Arms and Legs Leads	YES	Yes	No
Made in the USA	YES	No	Yes/No
MSRP for 12 Lead	$20.00	$15.00	$0.85 to $3.00

As noted in the table above, the EKG Glove is currently the only disposable, all-in-one, 12-Lead system that offers a time-efficient, accurate application in less than 1 minute, regardless of the skill level of the individual/technician positioning the device on the patient.

When the EKG Glove is paired with an ECG acquisition device, different competitive profiles emerge. The institutional/hospital market is dominated by existing, mainline EKG machines sold by large well-known manufacturers and their distributors. In this scenario, we define our competition as companies that sell fixed or large, ECG machines that are far from portable, or complex PC-based ECG systems. Many of these competitors have greater access to capital than iNeedMD which can help maintain or expand their market-share. As a result, this market may have substantial barriers to entry when the pairing of the EKG Glove with a more portable ECG acquisition device. However, iNeedMD’s EKG Glove has the benefit of being uniquely compatible with these devices via a single coaxial cable; therefore, the EKG Glove can be integrated into most hospital systems as a valued accessory that can improve workflow and patient comfort and care.

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The traditional ECG machines and PC-based systems are costly to acquire and service. For example, General Electric, sells its smallest PC-based system for approximately $3,500 in the U.S. The overwhelming majority require a certified trained professional to place a complicated system of individual lead wires on an individual in the correct configuration to obtain an ECG tracing. For office-based practitioners, retail health clinics, and other non-institutional healthcare environments, the acquisition cost and personnel requirements for traditional ECG systems may prohibit healthcare professionals from offering their patients one of the basic assessment tools to determine cardiac health. As a result, portable ECQ acquisition devices, some with USB and/or wireless capability, have emerged in the marketplace as viable alternatives. However, none of the current offerings provide the convenience and accuracy of the “peel-and-stick”, disposable EKG Glove design that takes the complexity out of proper lead placement and can improve the accuracy of ECG tracings.

Snapshot of the EKG Glove paired with a Wireless ECG Acquisition Device versus the Competition:

Company EKG Devices	iNeedMD, Inc. EKG Glove + Acquisition Device	LifeSYNC, Corp. LeadWear System	Commwell Medical, Inc. Physio Glove ET	SHL SmartHeartPRO
Universally Compatible	YES	No	No	No
Prescription Ready	YES	Yes	Yes	Yes
Always Sanitary	YES	Yes	No	No
Electromagnetic Interference Protected	YES	Yes	No	No
Limited/No Patient Prep Required	YES	No	Yes	Yes
Disposable	YES	Yes	No	No
No “Spaghetti Wire”	YES	Yes	Yes	Yes
No Additional Electrodes	YES	No	Yes	Yes
Wireless Availability	YES	Yes	Yes	Yes
Can be applied in under 1 minute	YES	No	Yes	Yes
Radiolucent	YES	Yes	No	No
Compact Light Weight	YES	Yes	No	No
Mobile	YES	Yes	Yes	Yes
No External leads from device needed	YES	No	Yes	Yes
Hypoallergenic	YES	Yes	Yes	Yes
No Arms and Legs Leads	YES	Yes	No	Yes
Made in the USA	YES	No	No	No
MSRP for ECG Acquisition Device + 12 Lead System	$2,500.00	$3,000.00	$2,400.00	$1,225.00

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The overwhelming majority of competitive offerings still require the assistance of a certified trained professional to place a complicated system of ten lead wires on an individual in the correct configuration to obtain an electrocardiogram. Overall, the Company believes that the primary competitive factors in the EKG/ECG markets include:

●	The quality and reliability of the overall patient data delivery solution;
●	Access to distribution channels necessary to achieve broad distribution and use of products;
●	The availability of diagnostic equipment with the ability to generate digital results that can be delivered over the Internet and the access to necessary intellectual property rights;
●	The ability to license or develop and support secure formats for digital patient data delivery.
●	The ability to obtain appropriate regulatory clearances and certifications when required
●	The ability to license and support popular and emerging media formats for digital media delivery, particularly video in live and replay formats, in a market where competitors may control the intellectual property rights for these formats;
●	The size of the patient community for streaming and digital media and its appeal to content providers and the medical community;
●	Features for care givers to act on and their adaption to the diagnostic information gained over the Internet;
●	Ease of use and interactive user features in products;
●	Ease of finding and accessing patient information over the Internet;
●	Ability of streaming media, media delivery, and network capacity technology and cost per user;
●	Pricing and licensing terms;
●	Compatibility with new and existing electronic medical/health record systems;
●	Compatibility with the user’s existing network components and software systems;
●	The size and financial resources of our competitors;
●	The customer loyalty and in-elasticity of the consumer markets for medical supplies; and
●	Challenges caused by bandwidth constraints and other limitations of the Internet infrastructure.

When the EKG Glove is paired with portable, wireless ECG acquisition devices, the system should have appeal in a variety of healthcare scenarios previously noted in the Target Market analysis, even as compared to other wireless device systems. Currently, our system is the only FDA-cleared, user-friendly EKG monitoring device system that has a sanitary, single-patient disposable lead wire system that helps ensure proper lead placement regardless of the skill level of the individual facilitating the ECG tracing. These factors comprise iNeedMD’s belief that the Company’s products will be valued by various target markets in the United States and abroad.

1)	The EKG Glove offers a sanitary, disposable model, with all circuitry and leads built-in to the single, easy- to-use device.

2)	The EKG Glove is the only disposable ECG lead system that does not require the assistance of a skilled technician to accurately position on a patient.

3)	The EKG Glove is compatible with most existing ECG machines via a single connector cable.

4)	When paired with a wireless ECG acquisition device and software, the EKG Glove is the only sanitary ECG system with the potential for self-administration.

Sales and Marketing

The Company’s marketing strategy is to stress the ease-of-use, accuracy, speed and flexibility of the EKG Glove. Our research suggests that the Company should initially introduce the EKG Glove paired with a wireless ECG acquisition device to Health Care Professionals with an aggressive campaign targeting Nursing Homes/Skilled Nursing Facilities, Medical Transport Companies, Retail Health Clinics and Hospitals.

iNeedMD is currently forging relationships with established sales agents and healthcare distributors, both domestic and international, with strong relationships in the targeted market segments. The Company is also building a technical sales and service team that will facilitate training of the aforementioned outside sales network and drive product integration and account servicing. iNeedMD is also planning to participate in market-specific trade shows and conferences that will expose the Company and its products to potential users within the nursing home, telehealth, government and urgent care sectors.

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Price: The EKG Glove does not require a skilled technician for precise placement on an individual and therefore minimizes the potential for repeat testing that often exists when traditional lead-wires are positioned incorrectly. Pairing with a portable, compact ECG acquisition device can eliminate the need for healthcare professionals to purchase bulky, expensive ECG machines. These benefits have numerous cost-saving implications related to reducing expensive capital equipment purchases and limiting the need for highly compensated technical personnel. Although the EKG Glove will be priced higher than traditional “spaghetti wire” lead systems, the speed, accuracy, cost-reducing and other tangible benefits justify the user cost of approximately $20. In addition, through market research and sales trials conducted by iNeedMD, management, the cost to a hospital, per EKG done in the conventional manner is calculated to be approximately $22 to $26. Based on the same research, management believes that the EKG Glove can reduce the per unit (EKG) cost down to approximately $21. This creates approximately a $5 saving, per EKG. If the integration of The EKG Glove will be paired with the purchase of a wireless ECG acquisition device, the cost of the hardware will be expected to range between $1500 and $2500, depending on a facility’s need to also integrate the purchase of a Bluetooth or Wi-Fi enabled device.

Compensation: Compensation for the sales efforts of the Company is planned to be primarily success and commission based. The structure rewards external sales agents and an initially small internal staff with a target compensation of 20% of gross sales.

Distribution: The Company plans to strategically partner with sales agents and distributors (national and international) with existing relationships within the varied target markets previously noted.

International Scale: Given the scope of some of the technology to be deployed, the Company must think globally. iNeedMD is currently negotiating licensing arrangements with groups in Saudi Arabia (for the Middle East Market), India, South America, and China.

Strategic Partnerships: In order to take advantage of immediate market opportunities, iNeedMD is in the process of solidifying relationships with suppliers of FDA-cleared ECG acquisition devices. At this time, iNeedMD relies on third parties for the manufacturing and development of FDA-cleared ECG acquisition devices. Other business alliances with companies in the related healthcare industries may be considered if opportunities warrant such collaborations.

Intellectual Property Rights

iNeedMD, Inc. has patented technology on mounting biosensors on a glove (mitten) platform that will generate vital signs, including blood pressure, pulse rate, oxygen saturation, temperature and a full twelve-lead EKG, which can be transmitted via Internet, wireless or commercial telephone lines to any remote location. iNeedMD currently has eight patents issued (US patent Nos. 6,224,548; 6,248,064; 6,595,918; 6,540,673; 6757, 556; 7,112,175; 7,435,222 and; 7,753,845), two for the original glove design and two for a two-glove mapping system intended for use in future product offerings beyond the first four products.

The Company also has a number of additional patents for the original glove design and a two-glove system, as well as applications for its electrodes and twelve-lead design. International patents are held in China, India and Israel and will be applied for in Canada, Europe, Brazil and Mexico. All of the applications are for utility patents and some include method claims or technology patents.

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U.S. PATENT No. 6,224,548 - Tele-diagnostic device

File Date: May 26, 1998

Issued Date: May 1, 2001

Expire Date: May 26, 2018

The objective of this patent is to provide a system for collecting a plurality of diagnostic information and transmitting the diagnostic information to a remote location. The system (Fig-1) comprises a glove member (Fig-2) adaptable to be worn on a person's hand and an interface unit (Fig. 3) in electrical communication with the glove member. The interface unit is capable of transmitting information to, and receiving information from, a remote location. The glove member comprises a palm portion, a wrist portion and five phalange portions. The glove member further comprises an EKG diagnostic device, a blood pressure and pulse rate diagnostic device and a temperature device. The glove member may also further comprise a diagnostic device and an auscultation device.

U.S. PATENT No. 6,248,064 - Continuation of U.S. PATENT No. 6,224,548

File Date: Nov 10, 1998
Issued Date: Jun 19, 2001
Expire Date: May 26, 2018

Added: Additional

Glove apparatus (Two Glove system)

The objective of this patent is to create a system for collecting a plurality of diagnostic information and transmitting the diagnostic information to a remote location for providing emergency treatment. The system comprises a first member adaptable to be worn on a person's first hand and a second member adaptable to be worn on a person's second hand. The members comprise a plurality of diagnostic devices and a defibrillator device. A transmitting unit for transmitting information to, and receiving information from, a remote location is provided.

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The patents granted below are all related to the Two Glove system and were issued as a continuation of U.S. PATENT No. 6,224,548.:

U.S. PATENT No. 6,595,918 - Continuation of U.S. PATENT No. 6,224,548

File Date: Jun 19, 2001

Issued Date: Jul 22, 2003

Expire Date: May 26, 2018

U.S. PATENT No. 6,540,673 - Continuation of U.S. PATENT No. 6,224,548

File Date: Dec 19, 2000

Issued Date: Apr 1, 2003

Expire Date: May 26, 2018

U.S. PATENT No. 7,753,845 - Divisional of U.S. PATENT No. 6,540,673 which is a Continuation of U.S. PATENT No. 6,224,548

File Date: Mar 27, 2003

Issued Date: Jul 13, 2010

Expire Date: May 26, 2018

U.S. PATENT No. 7,112,175 - Continuation of U.S. PATENT No. 6,595,918 which is a Continuation of U.S. PATENT No. 6,224,548

File Date: Dec 18, 2001

Issued Date: Sep 26, 2006

Expire Date: May 26, 2018

U.S. PATENT No. 7,435,222 - Continuation of U.S. PATENT No. 7,112,175 which is a Continuation of U.S. PATENT No. 6,595,918 which is a Continuation of U.S. PATENT No. 6,224,548

File Date: Sep 25, 2006

Issued Date: Oct 14, 2008

Expire Date: May 26, 2018

U.S. PATENT No. 6,757,556 - Continuation of U.S. PATENT No. 6,595,918 and U.S. PATENT No. 6,540,673 and both are a Continuation of U.S. PATENT No. 6,224,548

File Date: Oct 4, 2001

Issued Date: Jun 29, 2004

Expire Date: May 26, 2018

Spring loaded Electrode Sensor.

The patent related to the spring loaded electric sensor involves an electrode sensor attachable to a substrate for sensing electrical activity of a patient. The electrode sensor comprises an elongated conductive body having first and second ends, wherein the first end is adapted to contact the patient for sensing electrical activity of the patient. The second end is configured to conductively attach to the substrate. The elongated conductive body is greater than about 2 millimeters in length and is configured to extend from the substrate.

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INTERNATIONAL PATENTS

CANADA PATENT No. 2332892 - Same as U.S. PATENT No. 6,224,548

File Date: May 19, 1999

Issued Date: Nov 3, 2009

Expire Date: May 19, 2019

INDIA PATENT No. 246790 - Same as U.S. PATENT No. 6,224,548

File Date: May 19, 1999

Issued Date: Mar 16, 2011

Expire Date: May 19, 2019

CHINA PATENT No. ZL98815542.X - Same as U.S. PATENT No. 6,224,548

File Date: Dec Nov 1, 1999

Issued Date: Mar 27, 2002

Expire Date: Nov 1, 2019

ISRAEL PATENT No. 139781 - Same as U.S. PATENT No. 6,224,548

File Date: May 19, 1999

Issued Date: Oct 6, 2006

Expire Date: May 19, 2019

METHOD FOR REMOTE MEDICAL CONSULT AND CARE (TELE-HEALTH)

U.S. PATENT No. 7,860,725

File Date: Dec 19, 2000

Issued Date: Apr 1, 2003

Expire Date: May 19, 2019

A method for remote medical consulting includes collecting diagnostic data using at least one wearable device contoured to at least a portion of a person's hand, transmitting the diagnostic data to a remote location, transmitting audio data and video images of the patient to the remote location, and communicating diagnosis and/or treatment information to the patient based at least in part on the diagnostic data. The treatment information may include a prescription electronically transmitted to the patient or a pharmacy. The method includes billing of the patient via credit or debit card, bank account, or a third party, such as an insurance company. The diagnostic data as well as the audio and video data may be transmitted wirelessly via cellular or satellite communication networks and/or using a wide area computer network such as the internet.

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U.S. PATENT No. 8,285,560 - Continuation of U.S. PATENT No. 7,860,725

File Date: Dec 23, 2010

Issued Date: Oct 9, 2012

Expire Date: May 19, 2019

In October 2013, the Company was also granted a provisional patent for a Glove base ultra sound. This patent is currently pending approval.

DESCRIPTION OF PROPERTY

We currently lease commercial office space located at 650 First Avenue, Third Floor, New York, New York 10016 for $3,855 per month. The Company entered into the lease in July 2014 for a term of 5 years with the option to renew.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The common shares offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to in this Memorandum, the following risk factors in evaluating our business before purchasing any of our common shares. This Memorandum contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Memorandum. Prospective investors should not rely upon any financial projections or other financial data described in this Memorandum.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

THE COMPANY OPERATES IN A COMPETITIVE ENVIRONMENT.

Many of the Company’s current and potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than the Company. The competitive environment may require the Company to make changes in the Company’s products, pricing, licensing, services, or marketing to maintain and extend the Company’s current brand and technology franchise. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish the Company’s revenues, impact the Company’s margins, or lead to a reduction in the Company’s market share, any of which will harm the Company’s business.

The Company believes that the primary competitive factors in the medical device market include:

●	access to distribution channels necessary to achieve broad distribution and use of products;
●	the availability for delivery over the Internet and ownership of necessary intellectual property rights;
●	the ability to license or develop and support its devices;
●	the ability to license and support its products where competitors may control the market;
●	the market penetration and size of product use and its appeal to hospitals, EMS, and other medical institutions;
●	features for the analysis of the data that is obtained;
●	ease of use and interactive user features in products;
●	compatibility with new and existing software;
●	compatibility with the user’s existing network components and software systems; and
●	challenges caused by the introduction of new medical devices into the established market.

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The Company’s failure to adequately address any of the above factors could harm the Company’s business strategy and operating results.

WE HAVE LIMITED OPERATING HISTORY.

To date, our efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

THE COMPANY’S QUARTERLY FINANCIAL RESULTS MAY FLUCTUATE SIGNIFICANTLY.

The Company expects its quarterly revenues, expenses and operating results to fluctuate significantly in the future as a result of a variety of factors, some of which are outside of the Company’s control. These factors include:

●	the number of the Company customers;
●	the Company’s ability to establish and strengthen brand awareness;
●	the Company’s success, and the success of its strategic partners, in marketing the Company’s products and services;
●	the amount and timing of the costs relating to marketing efforts or other initiatives;
●	the timing of contracts with strategic partners and other parties;
●	fees the Company may pay for distribution, service agreements and promotional arrangements or other costs the Company incurs as it expands operations;
●	the level of acceptance of the Internet by the healthcare industry;
●	the Company’s ability to compete in a highly competitive market, and the introduction of new sites and services by the Company or its competitors;
●	technical difficulties, system downtime, undetected software errors and other problems affecting the Internet generally or the operation of the Company Web site; and
●	economic conditions specific to the Internet and online media and general economic conditions.

In addition, in an attempt to enhance the Company’s long-term competitive position, the Company may from time to time, make decisions regarding pricing, marketing, services and technology that could have a near-term material adverse effect on its business, financial condition and operating results. Due to the foregoing factors, the Company believes that quarter-to-quarter comparisons of its operating results are not a good indication of its future performance.

THE MARKET STUDIES DESCRIBED IN THE MEMORANDUM WERE COMMISSIONED AND PAID FOR BY THE COMPANY AND ARE NOT INDEPENDENT.

The Company’s market studies were not prepared by or reviewed by an independent source. The results of these studies may not be representative or indicative of the actual consumer response to the Company’s products. The Company has only made minimal sales to date. There can be no assurance that the Company’s projections will or can be realized and actual results may differ materially from those set forth in the Company’s projections. Because of the above limitations, investors are cautioned against placing undue reliance on these market studies.

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THE IMPLEMENTATION OF THE COMPANY’S BUSINESS STRATEGY WILL REQUIRE SIGNIFICANT EXPENDITURE OF CAPITAL AND WILL REQUIRE ADDITIONAL FINANCING.

The implementation of the Company’s business strategy will require significant expenditures of capital, and the Company will require additional financing. Additional funds may be sought through equity or debt financings. The Company cannot offer any assurances that commitments for such financings will be obtained on favorable terms, if at all. Equity financings could result in dilution to holders and debt financing could result in the imposition of significant financial and operational restrictions on the Company. The Company’s inability to access adequate capital on acceptable terms could have a material adverse effect on the Company’s business, results of operations and financial condition.

The costs of developing the Company’s products and services have exceeded the Company’s available working capital. If the Company fails to generate revenue as anticipated or if its development costs continue to exceed available funds, the Company may be required to undertake unplanned additional financing(s). If such additional financing is required, the Company can offer no assurance that additional funds will be available or that they will be obtained on economically acceptable terms.

THE COMPANY MAY NOT SUCCESSFULLY DEVELOP NEW PRODUCTS AND SERVICES.

The Company’s growth depends on its ability to develop leading edge medical device products and services. The Company’s business and operating results would be harmed if the Company fails to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues to offset development costs. The Company may not be able to timely and successfully identify, develop and market new product and service opportunities. If the Company introduces new products and services, they may not attain broad market acceptance or contribute meaningfully to the Company’s revenues or profitability.

Because the markets for the Company’s products and services are rapidly changing, the Company must develop new offerings of its products and services quickly. The Company has experienced development delays and cost overruns in its development efforts in the past and the Company may encounter such problems in the future. Delays and cost overruns could affect its ability to respond to technological changes, evolving industry standards, competitive developments, or customer requirements. The Company’s products also may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of the products or lawsuits by customers.

THE COMPANY MAY NOT SUCCESSFULLY MANAGE ITS GROWTH.

The Company cannot successfully implement its business model if the Company fails to manage its growth. The Company must rapidly and significantly expand its operations domestically and internationally and anticipate the need for further expansion to take advantage of market opportunities. Managing this substantial expansion will place a significant strain on the Company’s management, operational and financial resources. If the Company’s growth accelerates, the Company will need to continue to improve its financial and managerial control and reporting systems and procedures.

The Company will have to implement new management information software systems. This will affect many aspects of its business, including its accounting, operations, electronic commerce, customer service, purchasing, and sales and marketing functions. The purchase, implementation and testing of these systems will result in significant capital expenditures and could disrupt the Company’s day-to-day operations. If these systems are not implemented as expected, the Company’s ability to provide products and services to its customers on a timely basis will suffer and delays in the recording and reporting of its operating results could occur.

THE COMPANY MAY NOT SUCCESSFULLY DEVELOP ITS MARKETING CAPABILITY.

The Company has limited experience developing and marketing its products and related services. Developing and assembling a technical development team and sales and marketing strategy and team to adequately support its business will require substantial effort and require significant management and financial resources. The Company may be unable to find the appropriate employees or consultants to assist with the commercialization of its products, build a suitable sales force, or enter into satisfactory marketing arrangements with third parties, and its sales and marketing efforts may be unsuccessful.

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THE COMPANY RELIES ON THIRD-PARTY PROVIDERS.

The Company will be dependent upon third-party service providers to develop, deliver and maintain certain aspects of its product and operations, including the manufacturing of its ECG acquisition devices. The Company relies on third parties for the initial pairing, development and clearance of the ECG acquisition device with the EKG Glove. The Company has limited control over these third parties. Any discontinuation of these third-party services, or any reduction in performance or increase in price that would require the Company to replace such services, would disrupt its business. In the event that these service providers are unable to operate to the Company’s satisfaction, it would be forced to seek other firms to provide these services. There can be no assurance that services from substitute providers would be available on reasonable terms, if at all. Such an occurrence would involve significant delay and expense and would have a material adverse effect on the Company’s business, prospects, results of operations and financial condition.

THE SUCCESS OF THE COMPANY DEPENDS ON ITS ABILITY TO ATTRACT A CRITICAL MASS OF CUSTOMERS.

The Company business strategy is to create a new paradigm for connecting doctors to patients for both urgent and non-urgent medical care, including the monitoring of vital statistics of medical patients and the marketing of related medical devices. The volume of business depends in part on the perceived value of the Company’s monitoring and assessments products and services. In order for the Company’s business to become valuable in the marketplace, it needs to attract customers, which may be hospitals, medical professionals, medical education institutions, insurance companies and individuals, as well as a large number of vendors, sponsors and advertisers. The Company cannot assure you that it will be successful in attracting a large number of vendors, sponsors or advertisers, nor can it assure you that consumers will use its online services. If medical professionals do not purchase the Company’s product and/or consumers do not use its Web site, it will have a material adverse effect on the Company’s business.

THE COMPANY COULD LOSE STRATEGIC RELATIONSHIPS THAT ARE ESSENTIAL TO ITS BUSINESS.

The loss of certain current strategic relationships, the inability to find other strategic partners or the failure of the Company’s existing relationships to achieve meaningful positive results could harm the Company’s business. The Company intends to rely in part on strategic relationships to help it:

●	maximize adoption of the Company’s products through distribution arrangements;
●	increase the amount and type of data that can be processed to help boost the demand for the Company’s products and services;
●	enhance the Company’s brand;
●	expand the range of commercial activities based on the Company’s technology;
●	increase the performance and utility of the Company’s products and services.

Many of these goals are beyond the Company’s expertise. The Company anticipates that the efforts of the Company’s strategic partners will become more important as the medical device business matures. In addition, the efforts of the Company’s strategic partners may be unsuccessful. Furthermore, these strategic relationships may be terminated before the Company realizes any benefit.

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THE COMPANY’S BUSINESS WILL SUFFER IF ITS SYSTEMS FAIL OR BECOME UNAVAILABLE.

A reduction in the performance, reliability and availability of the Company’s website and network infrastructure will harm the Company’s ability to distribute its products and services to its users, as well as its reputation and ability to attract and retain users and customers. The Company’s systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake, acts of terrorism, and similar events. The Company’s systems are also subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. The Company does not have fully redundant systems or a formal disaster recovery plan, and the Company does not carry adequate business interruption insurance to compensate the Company for losses that may occur from a system outage.

A sudden and significant increase in traffic on the Company’s website could strain the capacity of the software, hardware and telecommunications systems that the Company deploys or uses. This could lead to slower response times or system failures. The Company depends on Web browsers, Internet service providers (“ISPs”) and online service providers to provide Internet users access to the Company’s website. Many of these providers have experienced significant outages in the past, and could experience outages, delays, and other difficulties due to system failures unrelated to the Company’s systems.

THE COMPANY’S NETWORK IS SUBJECT TO SECURITY RISKS THAT COULD HARM THE COMPANY’S REPUTATION AND EXPOSE IT TO LITIGATION OR LIABILITY.

Online communications depend on the ability to transmit confidential information securely over public networks. Any compromise of the Company’s ability to transmit confidential information securely, and costs associated with preventing or eliminating any problems, could harm the Company’s business. Online transmissions are subject to a number of security risks, including:

●	the Company’s encryption architecture or licensed encryption and authentication technology may be compromised, breached or otherwise be insufficient to ensure the security of customer information;
●	the Company could experience unauthorized access, computer viruses and other disruptive problems, whether intentional or accidental;
●	a third party could circumvent the Company’s security measures and misappropriate proprietary information or interrupt operations; and

The occurrence of any of these or similar events could damage the Company’s reputation and expose it to litigation or liability. The Company may also be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches.

THE COMPANY MAY BE UNABLE TO ADEQUATELY PROTECT ITS PROPRIETARY RIGHTS.

The Company’s inability to protect its proprietary rights, and the costs of doing so, could harm its business. The Company’s success and ability to compete partly depend on the superiority, uniqueness or value of its technology, including both internally developed technology and technology licensed from third parties. To protect its proprietary rights, the Company plans to rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, protective contractual provisions and its ability to encrypt its programming. The Company currently has eight patents issued (US patent Nos. 6,224,548; 6,248,064; 6,595,918; 6,540,673; 6757,556; 7,112,175; 7,435,222; and 7,753,845), two for the original glove design and two for a two-glove mapping system intended for use in future product offerings. The Company also has a number of additional patents for the original glove design and a two-glove system, as well as applications for its electrodes and twelve-lead design. International patents are held in China, India, Israel, Canada, and will be applied for in Europe, Brazil and Mexico. Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may copy or infringe aspects of its technology, products, services, or trademarks, or obtain and use information the Company regards as proprietary. The Company’s proprietary rights may be especially difficult to protect in foreign countries, where unrelated third parties may have registered the Company’s domain names and trademarks under their own names in an attempt to prevent the Company from using the domain names and trademarks in those countries without paying them a significant sum of money. This could prevent the Company from using the Company’s valuable brands in those countries, and reduce the value of the Company’s intellectual property. In addition, others may independently develop technologies that are similar or superior to ours, which could reduce the value of the Company’s intellectual property.

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Companies in the medical device industry have frequently resorted to litigation regarding intellectual property rights. The Company may have to litigate to enforce the Company’s intellectual property rights, to protect the Company’s trade secrets or to determine the validity and scope of other parties’ proprietary rights. The Company may lack the financial and legal resources to effectively pursue infringers of its intellectual property rights. Moreover, the Company’s products and services may possibly infringe upon proprietary rights held by others, and in the event there are patent infringement suits by other companies, any litigation could result in its incurring substantial costs, could prevent the sale of a specific product or service, or could require the Company to direct its efforts away from its business plan.

THE EXPIRATION OR LOSS OF PATENT PROTECTION MAY ADVERSELY AFFECT OUR FUTURE REVENUES AND OPERATING INCOME.

iNeedMD will rely on patent, trademark and other intellectual property protection in the discovery, development, manufacturing, and sale of its products. In particular, patent protection is, in the aggregate, important in the Company’s marketing of the EKG Glove in the United States and most major markets outside of the United States. The expiration or loss of patent protection for a product typically is followed promptly by substitutes that may significantly reduce sales for that product in a short amount of time. If our competitive position is compromised it could have a material adverse effect on our business and results of operations.

THE COMPANY MAY NEED TO INCUR LITIGATION EXPENSES IN ORDER TO DEFEND INTELLECTUAL PROPERTY RIGHTS AND MIGHT NEVERTHELESS BE UNABLE TO ADEQUATELY PROTECT THESE RIGHTS.

The Company believes that its future success will depend in part on its ability to protect its internally developed technologies, which it seeks to protect through a combination of patent, trademark, copyright and trade secret laws. Protection of the Company’s trademarks is crucial as it attempts to build its brand name and reputation. Despite actions the Company takes to protect its intellectual property rights, it may be possible for third parties to copy or otherwise obtain and use its intellectual property without authorization or to develop similar technology independently. The Company may need to engage in costly litigation to enforce its intellectual property rights, to protect its trade secrets or to determine the validity and scope of the intellectual property rights of others. The Company cannot assure you that its efforts to prevent misappropriation or infringement of its intellectual property will be successful. An adverse determination in any litigation of this type could require the Company to make significant changes to the structure and operation of its products or online services and features or to license alternative technology from another party. Implementation of any of these alternatives could be costly and time- consuming and may not be successful. Any intellectual property litigation would be likely to result in substantial costs and diversion of resources and management attention. In addition, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related businesses are uncertain and still evolving.

THE COMPANY MAY NOT BE ABLE TO DEVELOP NEW PRODUCT OR SERVICE OFFERINGS IF IT IS UNABLE TO OBTAIN NEEDED TECHNOLOGY.

The Company relies upon third parties to develop technologies that will enhance its planned product and service offerings. If the Company’s relationships with these third parties are impaired or terminated, then the Company would have to find other developers on a timely basis or develop technology completely on its own. The Company cannot predict whether it will be able to obtain the third-party technology necessary for continued development and introduction of new and enhanced products and services.

THE COMPANY MAY INCUR SUBSTANTIAL COSTS AND DIVERSION OF THE COMPANY’S MANAGEMENT’S RESOURCES IF THE COMPANY INFRINGES UPON THE PROPRIETARY RIGHTS OF OTHERS.

The Company intends to have the permission of, and, in some cases, licenses from, any developer of a software program that the Company uses in the Company’s software. Although the Company has not, at this time, obtained an opinion of counsel, the Company does not believe that the software or the trademarks the Company uses or will use or any of the other elements of the Company’s business infringe on the proprietary rights of any third parties. Third parties may assert claims against the Company for infringement of their proprietary rights and these claims may be successful.

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The Company could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights. Parties making these claims could secure a judgment awarding substantial damages as well as injunctive or other equitable relief that could effectively block the Company’s ability to license the Company’s products in the United States or abroad. If a third party asserts a claim relating to proprietary technology or information against the Company, the Company may seek licenses to the intellectual property from the third party. The Company cannot be certain, however, that third parties will extend licenses to it on commercially reasonable terms, or at all. If the Company fails to obtain the necessary licenses or other rights, it could materially and adversely affect the Company’s ability to operate the Company’s business.

The Company could be exposed to significant legal liability if new case law is decided, or new government regulation is enacted, regarding the Internet and Internet service providers. The law relating to the Company’s business and operations is evolving and no clear legal precedents have been established. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, affect telecommunications costs or increase the likelihood or scope of competition from regional telephone companies. These results could decrease the demand for the Company’s services or increase the Company’s cost of doing business, each of which would hurt the Company’s projected gross margins and revenues.

THE COMPANY MAY BE UNABLE TO SUCCESSFULLY COMPETE WITH ESTABLISHED ECG MANUFACTURERS AND TELEMEDICINE COMPANIES IN THE MEDICAL DEVICE AND TELEHEALTH MARKETS.

The market for telemedicine software and services, for the delivery, diagnosis, and care of patient over the Internet is relatively new, constantly changing, and intensely competitive. As medical care evolves into a central component of the Internet experience, more companies are entering the market for, and expending increasing resources to develop, patient diagnostic delivery software and services. The Company expects that competition will continue to intensify.

Many of the Company’s current and potential competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations, and distribution resources than the Company does. The competitive environment may require us to make changes in the Company’s products, pricing, licensing, services, or marketing to maintain and extend the Company’s current brand and technology franchise. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish the Company’s revenues, impact the Company’s margins, or lead to a reduction in the Company’s market share, any of which will harm the Company’s business. The Company’s failure to adequately address any of the above factors could harm the Company’s business strategy and operating results.

General Electric and Cisco are the principal competitors in the development and distribution of ECG machines and real-time telemedicine network technology. General Electric currently competes in the market for ECG equipment and controls over 50% of the U.S. market. Cisco is currently the market leader in assisting large medical institutions in developing and deploying their telehealth networks. The Company believes that General Electric’s and Cisco’s commitments to, and presences in, the telehealth and telemedicine markets has increased and that both companies will continue to increase competitive pressure in the overall market for medical product distribution.

In addition to General Electric and Cisco, multiple other Fortune 500 companies are entering this marketplace which will lead to the Company face increasing competition from other well-established companies that are developing and marketing telemedical products. The Company expects that other large communication and software companies will devote more resources to developing and marketing medical applications, and will seek to compete more vigorously with us in the marketplace. As more companies enter the market with products that compete with the Company’s solutions and tools the competitive landscape could change rapidly to the Company’s disadvantage.

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THE COMPANY IS REGULATED BY THE FDA.

The Company’s products are subject to regulation by the federal Food and Drug Administration (“FDA”) and, in some jurisdictions, by state and foreign governmental authorities. In particular, the Company must obtain specific clearance from the FDA before it can market products in the United States. The process of obtaining such clearances can be time-consuming and expensive, and there can be no assurance that all clearances sought by the Company will be granted or that FDA review will not involve delays adversely affecting the marketing and sale of Company products. Current FDA enforcement policy prohibits the promotion or labeling of approved medical devices for unapproved uses. The Company is also required to adhere to the manufacturing, testing, control, labeling, documentation and product surveillance requirements of the FDA. These regulations may have a material impact on the Company’s business. Medical device laws exist in many of the foreign countries where the Company will do business. Federal state and foreign regulations regarding the manufacture and sale of medical devices are subject to future changes. Such revisions may have a material impact on the Company’s business. If the FDA believes that a company is not in compliance with applicable regulations, it can institute proceedings to detain or seize products, issue a recall, impose operating restrictions, enjoin future violations and assess civil and criminal penalties against the Company, its officers or its employees and can recommend criminal prosecution to the Department of Justice. Other regulatory agencies may have similar powers. In addition, product clearances could be withdrawn due to the failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. An adverse regulatory action, depending on its magnitude, may have a material adverse effect on the Company.

THE COMPANY MAY BE SUBJECT TO INCREASED GOVERNMENT REGULATION IN THE FUTURE.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and characteristics and quality of products and services. If more stringent regulatory requirements and/or safety and quality standards are issued in the future, they may have an adverse effect on the Company’s business. In addition, use of the Company’s website could be adversely affected if its Internet system provider or the Internet system providers of its customers adopts stricter safety standards or become more heavily regulated by the Federal Communications Commission.

Internet user privacy has become a significant issue both in the United States and abroad. Current United States privacy law consists of a few disparate statutes directed at specific industries that collect personal data, none of which specifically covers the collection of personal information online. The Company cannot guarantee that the United States or foreign nations will not adopt legislation purporting to protect such privacy. Any such legislation could affect the way in which the Company is allowed to conduct business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on the Company’s business, financial condition and operating results. Moreover, it may take years to determine the extent to which existing laws governing issues such as property ownership, libel, negligence and personal privacy are applicable to the Internet. Currently, the Company’s operations are not regulated by any healthcare agency. However, with regard to healthcare issues on the Internet, the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), mandates the use of standard transactions, standard identifiers, security and other provisions. It will be necessary for the Company platform and for the applications that the Company provides to be in compliance with the regulations. The Company may need to comply with Federal privacy and security regulations promulgated under HIPAA and expanded significantly under the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, as well as certain state privacy and security laws. Compliance with these laws may require substantial expenditure or changes to our operations, and failure to comply with these laws may have a significant effect on the Company.

THE COMPANY COULD BE SUBJECT TO SALE OR OTHER TAXES.

The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. The Company cannot predict the effect of current attempts at taxing or regulating commerce over the Internet. Any legislation that substantially impairs the growth of e-commerce could have a material adverse effect on the Company’s business, financial condition and operating results.

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THE COMPANY MAY EXPERIENCE THE ADVERSE EFFECT OF ECONOMIC DOWNTURN.

In the event of an economic downturn or change in consumer patterns, the Company’s business could be adversely affected. For example, if the economy declines, the Company’s customers could experience decreased consumer activity, which could lessen their need for a third-party information management system.

MANAGEMENT HAS DISCRETION AS TO THE USE OF PROCEEDS.

The Company may spend the proceeds from the Offering in ways in which the stockholders may not agree. The Company cannot predict that the proceeds will be invested to yield a favorable return.

THE COMPANY MAY BE UNABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE IN ITS INDUSTRY AND SUCH CHANGE MAY INCREASE COSTS AND COMPETITION THAT MAY ADVERSELY AFFECT ITS BUSINESS.

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize the Company’s market. The continued growth of the Internet and intense competition in the Company’s industry exacerbate these market characteristics. The Company’s future success will depend on its ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of its products and services. The Company may experience difficulties that could delay or prevent the successful development, introduction or marketing of its products and services. In addition, any new enhancements must meet the requirements of its current and prospective users and must achieve significant market acceptance. The Company could also incur substantial costs if it needs to modify its products and services or infrastructures to adapt to these changes.

The Company also expects that new competitors may introduce products, systems or services that are directly or indirectly competitive with the Company. These competitors may succeed in developing, products, systems and services that have greater functionality or are less costly than the Company’s products, systems and services, and may be more successful in marketing such products, systems and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce the Company’s cost of providing services but also facilitate increased competition by reducing competitors’ costs in providing similar services. This competition could increase price competition and reduce anticipated profit margins.

THE COMPANY’S SERVICES ARE NEW AND ITS INDUSTRY IS EVOLVING.

You should consider the Company’s prospects in light of the risks, uncertainties and difficulties frequently encountered by companies in their early stage of development, particularly companies in the rapidly evolving Internet market. To be successful in this market, the Company must, among other things:

●	develop and introduce functional and attractive service offerings;
●	attract and maintain a large base of subscribers and consumers;
●	increase awareness of the Company brand and develop subscriber and consumer loyalty;
●	establish and maintain strategic relationships with distribution partners and service and content providers;
●	respond to competitive and technological developments;
●	build an operations structure to support the Company business; and
●	attract, retain and motivate qualified personnel.

The Company cannot guarantee that it will succeed in achieving these goals, and its failure to do so would have a material adverse effect on its business, prospects, financial condition and operating results.

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The Company’s products and services are new and are only in early stages of commercialization. The Company is not certain that these products and services will function as anticipated or be desirable to its intended market. Also, some of the Company’s products and services may have limited functionalities, which may limit their appeal to subscribers and consumers and put the Company at a competitive disadvantage. If the Company’s current or future products and services fail to function properly or if the Company does not achieve or sustain market acceptance, it could lose subscribers or could be subject to claims which could have a material adverse effect on the Company business, financial condition and operating results.

As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. The Company cannot guarantee that a market for the Company will develop or that demand for Company services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, the Company’s business, financial condition and operating results would be materially adversely affected.

MARKET ACCEPTANCE IS UNCERTAIN.

There is no guarantee that products developed by the Company will become a commercial success. There can be no assurance that the Company will obtain any significant degree of market acceptance among customers. The Company may be required to devote substantial resources to educate the market, but it cannot sure you that a sufficient number of customers will use the Company’s products for a commercial success to be achieved. The failure of the Company’s products to gain market acceptance would have a material adverse effect on the Company’s business, financial condition and results of operations.

THE COMPANY’S BUSINESS COULD BE SHUT DOWN OR SEVERELY IMPACTED IF A DISASTER OCCURS.

The Company’s future operations and services depend on the extent to which the Company’s computer equipment and the telecommunications infrastructure of the Company’s third-party network providers is protected against damage from fire, earthquakes, power loss, telecommunications failures, acts of terrorism, and similar events. If an earthquake or act of terrorism damages equipment at the Company’s network operations center, the Company may have no means of replacing this equipment on a timely basis or at all and the Company’s service would be shut down. The Company will not maintain fully redundant or back-up Internet services, backbone facilities or other fully redundant computing and telecommunications facilities. Furthermore, the Company does not currently have any business interruption insurance. Any prolonged disruption of the Company’s services due to system failure could result in user turnover, decreased revenues, or business failure.

THERE COULD BE UNIDENTIFIED RISKS.

The foregoing discussion is not a complete list or explanation of the risks involved with an investment in the Shares. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe this Memorandum as constituting investment, legal, tax or other professional advice. Before making any decision to subscribe for Shares, you should read this entire Memorandum and consult with your own investment, legal, tax and other professional advisors. Each prospective investor must acknowledge in a Subscription Agreement that he or she has been advised of and accepted the risks described in this Memorandum. Prospective investors must rely upon their own analysis of the terms of the Offering, and the terms of the Shares, including the risks involved in making a decision to invest in the Shares. An investment in the Shares is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of the Shares, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

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WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the U.S. Securities and Exchange Commission (the “SEC”). We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WHILE NO CURRENT LAWSUITS ARE FILED AGAINST THE COMPANY, THE POSSIBILITY EXISTS THAT A CLAIM OF SOME KIND MAY BE MADE IN THE FUTURE.

While no current lawsuits are filed against us, the possibility exists that a claim of some kind may be made in the future. While we will work to ensure high product and service quality and accuracy, no assurance can be given that some claims for damages will not arise. We currently carry product liability insurance. We cannot make any assurances that such insurance will completely cover any potential claims against the Company.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our Chief Executive Officer and President, Dr. Govindan Gopinathan and our other executive officers. Though no individual is indispensable, the loss of the services of any of these executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

THE COMPANY’S FAILURE TO CONTINUE TO ATTRACT, TRAIN, OR RETAIN HIGHLY QUALIFIED PERSONNEL COULD HARM THE COMPANY’S BUSINESS.

The Company’s success also depends on the Company’s ability to attract, train, and retain qualified personnel, specifically those with management and product development skills. In particular, the Company must hire additional skilled software engineers to further the Company’s research and development efforts. Competition for such personnel is intense, particularly in high-technology centers. If the Company does not succeed in attracting new personnel or retaining and motivating the Company’s current personnel, the Company’s business could be harmed.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements.

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Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation we would need to hire additional staff. Currently, the Company is unable to hire additional staff to facilitate greater segregation of duties but will reassess its capabilities after completion of the Offering.

RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

WE HAVE BROAD DISCRETION IN DETERMINING HOW TO USE THE PROCEEDS FROM THIS OFFERING AND WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL IN SPENDING THE PROCEEDS IN WAYS WHICH INCREASE OUR PROFITABILITY OR MARKET VALUE, OR OTHERWISE YIELD FAVORABLE RETURNS.

We plan to utilize net proceeds of this Offering in the manner described in this Memorandum under “Use of Proceeds.” Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this Offering, whether in our existing operations or as part of our expansion plans, in ways which increase our profitability or market value, or otherwise yield favorable returns.

OUR SHARES OF COMMON STOCK HAVE NO TRADING AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE

Our shares of common stock have not been publicly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

THE SECURITIES LAWS MAY RESTRICT THE TRANSFERABILITY OF THE SECURITIES BEING ISSUED.

The shares of common stock offered hereby have not been registered under the Securities Act or registered or qualified under any state or foreign securities laws. Such securities are being issued based upon the Company’s reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws. Investors subscribing for shares will first be required to make representations and covenants concerning these transfer restrictions which are necessary to satisfy the requirements of the exemption from registration being relied upon by the Company for the issuance of the common stock. The certificates representing shares of the common stock will bear a legend indicating that they are so restricted.

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Purchasers of common stock in this offering will only be able to resell their securities pursuant to an effective registration statement or through an exemption from federal and state registration or qualification requirements. There can be no assurance that an exemption will be available when an investor desires to liquidate. Accordingly, purchasers of the securities in this Offering must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be resold unless they are subsequently registered or an exemption from resale is available.

WE MAY BE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SHARES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies, such as Pubco) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one- year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 75,000,000 shares of capital stock consisting of 65,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of blank check preferred stock, par value $0.001.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are trading.

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WE DO NOT EXPECT TO PAY DIVIDENDS AND INVESTORS SHOULD NOT BUY OUR COMMON STOCK EXPECTING TO RECEIVE DIVIDENDS.

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, investors will only realize an economic gain on their investment in our common stock if the price appreciates. Investors should not purchase our common stock expecting to receive cash dividends. Because we do not pay dividends, and there may be limited trading, investors may not have any manner to liquidate or receive any payment on their investment. Therefore, our failure to pay dividends may cause investors to not see any return on investment even if we are successful in our business operations. In addition, because we do not pay dividends we may have trouble raising additional funds, which could affect our ability to expand our business operations.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED ARBITRARILY, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares have not been publicly traded, the offering price of $1.00 per share for the shares of common stock was determined arbitrarily. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE MAY HAVE SOLD SECURITIES IN VIOLATION OF APPLICABLE SECURITIES LAWS, WHICH COULD GIVE PURCHASERS OF THESE SECURITIES THE RIGHT TO SEEK REFUNDS OR DAMAGES, WHICH COULD REDUCE THE PROCEEDS AVAILABLE FROM THIS OFFERING.

In issuing securities prior to this offering, we relied upon certain provisions of federal and state securities laws which provide “private placement exemptions” from the registration requirements of the securities laws. Because we may not have complied with all of the applicable exemption requirements, certain investors who acquired our securities may have a right to obtain a recovery of the consideration paid in connection with their purchase of our securities. In addition, we could be subject to additional liabilities if state or federal authorities were to assert violations of the securities laws against us.

INVESTORS IN THE OFFERING WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

The Company expects that the offering price of the Shares will significantly exceed the net tangible book value per share of the outstanding Common Stock after this Offering. Accordingly, purchasers of Shares will suffer immediate and substantial dilution of their investment.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Memorandum contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Memorandum are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this Memorandum, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Memorandum.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Business Overview

IneedMD, Inc. was incorporated on February 16, 2000, under the laws of the State of Delaware. The Company is a medical device company that has developed a disposable device used in the diagnosis, prevention, and monitoring of cardiovascular disease.

Results of Operations

Summary of Statements of Operations for the Nine Months Ended September 30, 2014 and 2013:

	For the Nine Months Ended
	September 30, 2014		September 30, 2013

Revenue	$--		$4,770

Gross profit	--		505
Compensation*	34,775,497	(2)	64,029,372	(1)
Consulting fees	945,179		160,496
Consulting fees – related party	238,000		54,800
Sales and marketing	326,924		126,993
Sales and marketing – related party	20,000		30,000
Research and development	519,309		17,734
General and administrative	991,500		115,715
Loss from operations	37,816,409		64,535,110
Interest Expense	1,303,435		125,295
Interest Income	83		--
Derivative Expense	1,141,407		--
Change in fair value of derivative liabilities	924,577		87,995
Income Tax Provision	25		800
Net Loss	39,336,616		64,572,705
Loss per common A share- basic	$1.73		$1,291.46

(1)	For the nine months ended September 30, 2013, the compensation of $64,029,372 is due to the issuance of approximately 32 million shares (Pre-Reverse Stock Split), to certain individuals (the “2013 Compensation Shares”). The issuance of the 2013 Compensation Shares was due to a management restructuring in January 2013 and the compensation charge affiliated with such issuance is solely based on the way the value of the 2013 Compensation Shares is accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). The 2013 Compensation Shares were valued at $2.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $475,000 at $2.00 per share (the “2013 Capital Raise”). Accordingly, such compensation charge is a one-time non-cash charge that has no effect on operations. Net loss from operations was affected by approximately $64 million due to these issuances.

(2)	For the nine months ended September 30, 2014, substantially all of the compensation of $34,775,497 is due to the issuance of approximately 34 million shares (Post-Reverse Stock Split), to certain individuals (the “2014 Compensation Shares”). The issuance of the 2014 Compensation Shares was due to a management restructuring in April 2014 and the compensation charge affiliated with such issuance is solely based on the way the value of the 2014 Compensation Shares is accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). The 2014 Compensation Shares were valued at $1.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $450,000 at $1.00 per share (the “2014 Capital Raise”). Accordingly, such compensation charge is a one-time non-cash charge that has no effect on operations. Net loss from operations was affected by approximately $34 million due to these issuances.

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Revenue

Revenue was $-- for the nine months ended September 30, 2014 as compared to $4,770 for the nine months ended September 30, 2013, a decrease of $4,770. The decrease in revenue is primarily attributable to the Company having a decrease in sales during 2014 as we focus our efforts on research and development and marketing our products.

Gross Profit

Gross profit percentage decreased from a gross profit of 11% during the nine months ended September 30, 2013 to a gross profit of --% during the nine months ended September 30, 2014. The decrease in gross profit is primarily attributable to the decrease in revenue from the prior year.

Compensation

Compensation decreased from $64,029,372 for the nine months ended September 30, 2013 to $34,775,497 for the nine months ended September 30, 2014. For the nine months ended September 30, 2013, the compensation of $64,029,372 is due to the issuance of approximately 32 million shares (Pre-Reverse Stock Split), to certain individuals (the "2013 Compensation Shares"). The issuance of the 2013 Compensation Shares was due to a management restructuring in January 2013 and the compensation charge affiliated with such issuance is solely based on the way the value of the 2013 Compensation Shares is accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). The 2013 Compensation Shares were valued at $2.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $475,000 at $2.00 per share (the "2013 Capital Raise"). Accordingly, such compensation charge is a one-time non-cash charge that has no effect on operations. Net loss from operations was affected by approximately $64 million due to these issuances.

For the nine months ended September 30, 2014, substantially all of the compensation of $34,775,497 is due to the issuance of approximately 34 million shares (Post-Reverse Stock Split), to certain individuals (the "2014 Compensation Shares"). The issuance of the 2014 Compensation Shares was due to a management restructuring in April 2014 and the compensation charge affiliated with such issuance is solely based on the way the value of the 2014 Compensation Shares is accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). The 2014 Compensation Shares were valued at $1.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $450,000 at $1.00 per share (the "2014 Capital Raise"). Accordingly, such compensation charge is a one-time non-cash charge that has no effect on operations. Net loss from operations was affected by approximately $34 million due to these issuances.

Consulting Fees

Consulting fees, including related party consulting fees, were $1,183,179 for the nine months ended September 30, 2014 as compared to $215,296 for the nine months ended September 30, 2013, an increase of $967,883. The increase is attributable to the increase in capital resources as compared to the prior year and the work associated with transitioning from a private company to a publicly traded company. Although the Company entered into employment agreements in the third quarter 2014, the Company mainly utilized consultants to carry out its business functions during the nine months ended September 30, 2014.

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Sales and Marketing

Sales and marketing expense, including related party sales and marketing fees, were $346,924 for the nine months ended September 30, 2014 as compared to $156,993 for the nine months ended September 30, 2013, an increase of $189,931. The increase is attributable to the increase in capital resources as compared to the prior year and the Company’s efforts to increase awareness of its products to the medical community.

Research and Development

Research and development expenses were $519,309 for the nine months ended September 30, 2014 versus $17,734 for the nine months ended September 30, 2013, an increase of $501,575. The Company had increased capital resources as compared to the prior year and focused its attention on refining the design of its core products.

General and Administrative Expenses

General and administrative expenses were $991,500 for the nine months ended September 30, 2014 versus $115,715 for the nine months ended September 30, 2013, an increase of $875,785. The increase is attributable to professional fees incurred in relation to the transition from a private company to a publicly traded company, travel and legal settlements.

Interest Expense

Interest expense was $1,303,435 for the nine months ended September 30, 2014 as compared to $125,295 for the nine months ended September 30, 2013, an increase of $1,178,140. The increase in the interest expense was attributable to the amortization of the debt issuance costs and debt discount associated with Ayer Notes I & II.

Derivative Expense

Derivative expense was $1,141,407 for the nine months ended September 30, 2014 versus $-- for the nine months ended September 30, 2013. The derivative expense was associated with the doubling of the warrant coverage on Ayer Notes I & II, which was triggered by the respective maturity date extensions.

Change in Fair Value of Derivative Liabilities

Change in fair value of derivative liabilities was a gain of $924,577 for the nine months ended September 30, 2014 versus a gain of $87,995 for the nine months ended September 30, 2013, an increase of $836,582. The increase was due to the increase of the exercise price of the warrants associated with Ayer Notes I & II.

Net Loss

For the reasons mentioned above, net loss for the nine months ended September 30, 2014 was $39,336,616, or a loss per share of $1.73 to Common A shareholders, in comparison to the net loss for the nine months ended September 30, 2013 of $64,572,705, or loss per share of $1,291.46 to Common A shareholders.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2014, compared to December 31, 2013:

	September 30, 2014	December 31, 2013	Increase (Decrease)
Current Assets	$3,960,216	$953,449	$3,006,767
Current Liabilities	$2,112,827	$1,820,702	$292,125
Working Capital (Deficit)	$1,847,389	$(867,253)	$2,714,642

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At September 30, 2014, we had working capital of $1,847,389 as compared to a working capital deficit of $867,253 at December 31, 2013, an increase in the deficit of $2,714,642. The increase is primarily attributable to the an increase in cash of approximately $7,500,000 due to the equity capital raised and $600,000 proceeds received from the issuance of a convertible note payable. This increase in current assets was offset by the repayment of convertible notes totaling $1,150,000 and the net cash used from operating activities of approximately $3,800,000.

Net Cash

Net cash used in operating activities for the nine months ended September 30, 2014 and 2013 was $3,818,149 and $563,380, respectively. This change is attributable to the net loss for the nine months ended September 30, 2014 and 2013 of $39,336,616 and $64,572,705, respectively. During 2014, the net loss was offset by adjustments due to amortization of debt issuance costs and debt discount of the notes payable of $129,459 and $1,091,988, respectively, the derivative expense of $1,141,407, the change in fair value of the derivative of $(924,577) and the share based payments for Class A common stock and warrants issued to consultants totaling $34,321,986. During 2013, the net loss was offset by adjustments due to amortization of debt discount of the notes payable of $49,863, the change in fair value of the derivative of $(87,995) and the share based payments for Class A common stock of $64,029,372. The Company incurred significant expenses for the business development plan in order to generate future revenue.

Net cash used in investing activities during the nine months ended September 30, 2014 was 67,819 for the purchase of equipment compared to $47,000 provided by investing activities for the repayment of loans to consultants for the 2013 comparable period.

Financings

During the nine months ended September 30 2014, we received net proceeds of $7,513,965 from the issuance of Class A common shares compared to $525,000 received during the nine months ended September 30, 2013. During the nine months ended September 30, 2014 and 2013, we also received proceeds of $600,000 and $-- for the issuance of convertible notes, respectively. The issuance of additional debt during the nine months ended September 30, 2014 resulted in the payment of $27,000 in debt issuance costs. We paid $1,150,000 for the repayment of convertible notes during the nine months ended September 30, 2014. During the nine months ended September 30, 2014 and 2013, we also received related party loans of $-- and $10,700, respectively, by our largest shareholder.

Liquidity

As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss for the nine months ended September 30, 2014, net cash used in operations of $3,818,149 for the nine months ended September 30, 2014 and an accumulated deficit at September 30, 2014 totaling $114,364,459. Although the Company had a net loss for the nine months ending September 30, 2014, the Company raised common stock in a private offering from June 2014 to August 2014, resulting in gross proceeds of $8,400,000. The Company expects to operate at a burn rate of approximately $193,000 per month for the next twelve months. The Company believes it has sufficient cash on hand to meet its operating needs through at least December  31, 2015.

Summary of Statements of Operations for the Years Ended December 31, 2013 and 2012:

	Year ended
	December 31, 2013	December 31, 2012
Revenue	$7,539	$15,802
Gross profit	$1,659	$9,171
Compensation*	$64,761,772 *	$108,968
Consulting fees	$297,258	$183,500
Consulting fees – related party	$107,600	$20,000
Sales and marketing	$149,976	$92,086
Sales and marketing – related party	$18,500	$--
Research and development	$37,069	$411,517
General and administrative	$281,094	$217,095
Net loss from operations	$(65,651,610)*	$(1,023,995)
Other expenses	$(650,386)	$(118,826)
Net loss	$(66,302,823)	$(1,143,248)
Loss per common A share – basic	$(3.60)	$(0.06)
Loss per common B share – basic	$(2.08)	$--

* The compensation of $64,761,772 is due to the issuance of approximately 32 million shares (Pre-Reverse Stock Split), to certain individuals (the "Compensation Shares"). The issuance of the Compensation Shares was due to a management restructuring in January 2013 and the compensation charge affiliated with such issuance is solely based on the way the value of the Compensation Shares is accounted for under U.S. Generally Accepted Accounting Principles (“GAAP”). The Compensation Shares were valued at $2.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $475,000 at $2.00 per share (the "2013 Capital Raise").  Accordingly, such compensation charge is a one-time non-cash charge that has no effect on operations.  Net loss from operations was affected by approximately $64.0 million due to these issuances.

Revenue

Revenue was $7,539 for the year ended December 31, 2013, as compared to $15,802 for the year ended December 31, 2012, a decrease of $8,263. The decrease in revenue is primarily attributable to the Company having a decrease in sales during 2013 as we continue to market our product and increase sales.

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Gross Profit

Gross profit percentage decreased from a gross profit of 58% during the year ended December 31, 2012, to a gross profit of 22% during the year ended December 31, 2013. The decrease in gross profit is primarily attributable to the costs of revenue consistent with those of the prior year, particularly shipping of our product, although we experienced a decrease in revenue.

Operating Expenses

Total operating expenses for the for the year ended December 31, 2013, were $65,653,269, as compared to $1,033,166 for the year ended December 31, 2013. The increase is primarily attributable to the approximate $64,700,000 increase in compensation expense during 2013. The compensation charge of approximately $64,000,000 is due to the issuance of approximately 32 million shares (Pre-Reverse Stock Split) to certain individuals (the "Compensation Shares"). The issuance of the Compensation Shares was due to management restructuring in January 2013 and the compensation charge affiliated with such issuance is solely based on the way the value of the Compensation Shares is accounted for under GAAP. The Compensation Shares were valued at $2.00 per share based on the Company's most recent capital raise pursuant to which the Company raised approximately $475,000 at $2.00 per share (the "2013 Capital Raise").  Accordingly, such compensation charge is one-time non-cash charge that has no affect on operations.  Net loss from operations was affected by approximately $64.0 million due to these issuances.

Consulting fees and sales and marketing expenses increased approximately $278,000 due to the sales trial in South Carolina in relation to the release of our new EKG glove. General and administrative expenses increased by approximately $64,000 in relation to the travel expenses required for the setup of our subsidiary in India. These increases were offset by a decrease of approximately $374,000 in research and development costs. This decrease can be attributed to cash flow constraints which resulted in less spending for development of our product.

Net Loss

Net loss the year ended December 31, 2013, was $66,302,823 or loss per share of $(3.60) and $(2.08) to Common A and Common B shareholders, respectively, in comparison to the net loss for the year ended December 31, 2012, of $1,143,248 or income per share of $0.06 to Common A shareholders.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2013, compared to December 31, 2012:

	December 31, 2013	December 31, 2012	Increase (Decrease)
Current Assets	$953,499	$112,135	$841,314
Current Liabilities	$1,820,702	$558,765	$1,261,937
Working Capital Deficit	$(867,253)	$(446,630)	$(420,623)

At December 31, 2013, we had a working capital deficit of $(867,253), as compared to a working capital deficit of $(446,630), at December 31, 2012, an increase in the deficit of $(420,623). The decrease is primarily attributable to the addition of the convertible notes payable of $750,000 and the related derivative liability. In addition to the convertible note, a note issued in the prior year was reclassified to short term whereas it was in the long term liabilities at December 31, 2012. The increase in current liabilities was partially offset by an increase in cash of approximately $802,000.

Net Cash

Net cash used in operating activities for the year ended December 31, 2013 and 2012, was $952,403 and $821,087, respectively. This change is attributable to the net loss for the year ended December 31, 2013 and 2012 of $66,302,823 and $1,143,248, respectively. During 2013, the net loss was offset by adjustments due to amortization of debt issuance costs and debt discount of the notes payable of $28,626 and $250,000, respectively, the derivative expense of $133,087, the change in fair value of the derivative of $139,280 and the share based payments for Class A and Class B common stock of $740,000 and $64,029,372 respectively. During 2012, the net loss was offset by adjustments due to amortization of debt discount of the notes payable of $13,416, the derivative expense of $42,630, the change in fair value of the derivative of $(3,859) and the share based payments for Class A of $100,000. As discussed above, the Company incurred significant expenses for the business development plan in order to generate future revenue.

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Net cash provided by investing activities during the year ended December 31, 2013 was $47,000 compared to $(47,000) used in investing activities for the 2012 comparable period. The increase since the prior year is due to the proceeds received from a loan repayment issued to consultants in the prior year.

Financings

During the year ended December 31 2013, we received proceed of $1,135,000 from the issuance of Common A shares compared to $475,000 in the prior year. During the year ended December 31, 2013 and 2012, we also received proceeds of $750,000 and $200,000 for the issuance of convertible notes, respectively. The issuance of additional debt during the year ended December 31, 2013 resulted in the payment of $90,000 in debt issuance costs. During the years ended December 31, 2013 and 2012, we also repaid a related party $87,300 and $12,700, respectively, for advances made to us by our largest shareholder.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the year ended December 31, 2013, the Company incurred a net loss of $66,302,823, used $952,403 in cash for operating activities, its current liabilities exceed its current assets, and it has limited capital resources at this time. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Our existence is dependent upon management's ability to develop profitable operations. Additional capital will be needed to continue developing its products and services and there can be no assurance that our efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should we be unable to continue as a going concern.

The ability of the Company to continue its operations as a going concern is dependent on Management's plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. We may need to incur additional liabilities with certain related parties to sustain our existence.

We will require additional funding to finance the growth of our current and expected future operations as well as to achieve its strategic objectives. We believe our current available cash along with anticipated revenues may be insufficient to meet the cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

Off-Balance Sheet Arrangements

As of September 30, 2014, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Revenue and Cost Recognition

We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

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Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the condensed consolidated financial statements were the allowance for doubtful accounts, valuation allowance for deferred tax assets and estimates and assumptions used in valuation of equity instruments. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Income Taxes

We comply with section 740 of the FASB Accounting Standards Codification for income taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Stock Based Compensation

All stock-based payments to employees, non-employee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are non-forfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

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Derivative Instruments

We evaluate our convertible debt and warrants to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with Paragraph 810-10-05-4 of the Codification and Paragraph 815-40-25 of the Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

Debt Issuance Costs

Debt issuance costs pertaining to placement agent fees and commissions on the notes payable were recorded when incurred. The debt issuance costs are amortized over the life of the notes using the straight-line method as it approximates the effective interest method.

Recent Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

MANAGEMENT

Executive Officers and Directors

The following table sets forth, as of the date hereof, the names and ages of our executive officers and directors, and their respective positions and offices held.

Name	Age	Position

Govindan Gopinathan, MD	76	Chairman of the Board of Directors

Thomas Nicolette	64	President, Chief Executive Officer and Director

Patrice McMorrow	48	Executive Vice President of Business Development

A brief biography of each of our directors is more fully set forth in Item 5.02, which is incorporated herein by reference.

Committees

We currently do not have any committees in place but anticipate establishing an audit committee, compensation committee and governance and nominating committee in the near future.

Independent Directors

For purposes of determining independence, the Company has adopted the definition of independence as contained in NASDAQ Market Place Rules 4200. Pursuant to the definition, the Company has determined that none of its directors currently qualify as independent.

Employment Agreements

Section 5.02(e) is hereby incorporated by reference.

Family Relationships

There are no family relationships amongst our officers and directors.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

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EXECUTIVE COMPENSATION

Summary Compensation

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the periods ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Totals ($)
Govindan Gopinathan, MD (2)	2013	0	0	0	0	0	0	94,600	94,600
Chairman of the Board	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	57,500	57,500

Thomas Nicolette (4)	2013	0	0	0	0	0	0	0	0
Chief Executive Officer	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

Patrice McMorrow(6)	2013	0	0	0	0	0	0	0	0
Executive Vice President	2012	0	0	0	0	0	0	0	0
of Business Development	2011	0	0	0	0	0	0	0	0

Robert Riola (5)	2013	0	0	0	0	0	0	58,262	58,262
Former Chief Technology	2012	0	0	0	0	0	0	60,566	60,566
Officer	2011	0	0	0	0	0	0	11,400	11,400

Victoria Young(7)	2013	25,000	0	0	0	0	0	0	25,000
Former Chief Executive	2012	21,552	0	8,000	0	0	0	0	29,552
Officer and Director	2011	0	0	0	0	0	0	0	0

1.	During 2013, the Company completed a capital raise of approximately $475,000 at $2.00 per share. Dr. Gopinathan was issued approximately 21.3 million shares post capital raise (Pre-Reverse Stock Split) which were subsequently valued at $2.00 per share for the 2013 fiscal year end. The compensation charge affiliated with such issuance is solely based on the way the value of these shares is accounted for under GAAP. The shares issued to Dr. Gopinathan were valued at $2.00 per share.

2.	Dr. Govindan Gopinathan resigned as Chief Executive Officer of iNeedMD on November 12, 2014. On the same date, he was appointed the Chairman of the Board of iNeedMD. On the Closing Date, Dr. Gopinathan was appointed Chairman of the Board of the Company.

3.	All Other Compensation reflects consulting fees paid.

4.	Mr. Thomas Nicolette resigned as Chief Operating Officer of iNeedMD on November 12, 2014. On the same date, he was appointed the Chief Executive Officer and Director of iNeedMD. On the Closing Date, upon the resignation of Ms. Young, Mr. Nicolette was appointed President, Chief Executive Officer and Director of the Company.

5.	Mr. Robert Riola resigned as Chief Technology Officer of iNeedMD on November 12, 2014. On the same date, he was appointed the Vice President of Operations of iNeedMD. On the Closing Date, Mr. Riola was appointed Vice President of Operations of the Company.

6.	Ms. Patrice McMorrow was appointed Executive Vice President of Business Development of iNeedMD on November 12, 2014. On the Closing Date, Ms. McMorrow was appointed Executive Vice President of Business Development of the Company.

7.	Ms. Victoria Young resigned as the Company’s Chief Executive Officer and Director of the Company on December 24, 2014.

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DIRECTOR COMPENSATION

The Company did not award any compensation to directors for their service as such during the years ended December 31, 2013, 2012 and 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, none of our officers, directors, proposed director nominees, beneficial owners of more than 10% of our shares of common stock, or any relative or spouse of any of the foregoing persons, or any relative of such spouse who has the same house as such person or who is a director or officer of any parent or subsidiary of our Company, has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party. In the event a related party transaction is proposed, such transaction will be presented to our board of directors for consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

Dr. Govindan Gopinathan provided consulting services for the Company. Consulting expenses pertaining to his services were $148,000 and $44,800 for the nine months ended September 30, 2014 and 2013, respectively. Dr. Govindan Gopinathan also provided sales and marketing services for the company. Consulting expenses pertaining to his services were $- and $30,000 for the nine months ended September 30, 2014 and 2013, respectively.

PRE-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 23, 2014, and by the sole officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name(1)	Number of Common Shares Beneficially Owned(2)	Percentage of Class(3)
Victoria Young Chief Executive Officer and Director(4)	8,000,000	87.43%
Sole Officer and Director	8,000,000	87.43%
5% or Greater Stockholders
None

1.	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 29 Church Street, South Orange, New Jersey 07079.

2.	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 9,150,000 shares of common stock issued and outstanding as of December 23, 2014.

3.	Based on 9,150,000 issued and outstanding shares of common stock.

4.	Ms. Victoria Young resigned as the Company’s Chief Executive Officer and Director on December 24, 2014. Simultaneous with the Closing, Ms. Young sold and cancelled 8,000,000 shares of her restricted common stock of the Company.

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POST-CLOSING PRINCIPAL STOCKHOLDERS

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 24, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name(1)	Number of Common Shares Beneficially Owned(2)	Percent of Class(3)
Govindan Gopinathan MD Chairman of the Board of Directors	3,206,581	6.70%
Thomas Nicolette(4)(5) President, Chief Executive Officer and Director	2,500,000	5.22%
Patrice McMorrow(6) Executive Vice President of Business Development	250,000	*
Three Officers and Directors as a Group	5,956,581	12.46%
5% or Greater Stockholders
None

*less than 1%

1.	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is 650 First Avenue, Third Floor, New York, New York 10016.

2.	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 47,814,424 shares of common stock issued and outstanding as of December 29, 2014.

3.	Based on 47,814,424 issued and outstanding shares of common stock.

4.	Mr. Nicolette was appointed President, Chief Executive Officer and Director of iNeedMD on November 12, 2014 upon the resignation of Dr. Gopinathan. On December 24, 2014, Mr. Nicolette was appointed President, Chief Executive Officer and Director of the Company.

5.	Mr. Nicolette holds warrants to purchase 1,000,000 shares of Common Stock of the Company with 500,000 shares of Common Stock that vested on July 1, 2014 and 500,000 shares which will vest on June 30, 2015 exercisable for five years at an exercise price of $0.50 per share.

6.	Ms. McMorrow holds warrants to purchase 500,000 shares of Common Stock of the Company with 250,000 shares of Common Stock that vested on October 1, 2014 and 250,000 shares which will vest on September 30, 2015 exercisable for five years at an exercise price of $0.50 per share. Ms. McMorrow was appointed Executive Vice President of Business Development of iNeedMD on November 12, 2014. On December 24, 2014, Ms. McMorrow was appointed Executive Vice President of Business Development of the Company.

DESCRIPTION OF SECURITIES

Pursuant to our Certificate of Incorporation, as amended, we are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of blank check preferred stock, par value $0.001 per share. As of the date hereof, there are 47,814,424 shares of our common stock issued and outstanding, 0 shares of preferred stock issued and outstanding, and 400 shares of iNeedMD, Inc. preferred stock issued and outstanding.

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Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 10,000,0000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

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iNeedMD, Inc. Preferred Stock

Currently, two individuals (the “Holders”) hold 200 shares each of iNeedMD, Inc. Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred”). The Holders are entitled to receive dividends if declared by the Board of Directors in its sole discretion out of funds of the Company legally available on dividends declared on the Series A Preferred if such shares of Series A Preferred are held of record by such Holder at the close of business on any record date set by the Board of Directors for such dividend.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or reduction or decrease in its capital stock resulting in a distribution of assets to the holders of any class or series of the capital stock, the Company shall, out of the assets of the Company available for distribution, make the following payments in respect of the capital stock: (i) payments due in connection with securities senior to the Series A Preferred, including any accumulated and unpaid dividends, (ii) on a pro rata basis, payments (a) on shares of the Series Preferred equal to the liquidation preference per share of Series A Preferred held by the Holder and (b) due on any securities ranking in parity with the Series A Preferred.

Holders shall have the right, at such Holder’s option, to convert all or a portion of such shares at any time into fully paid and nonassessable shares of Common Stock. Each share of Series A Preferred shall be converted into a number of shares of Common Stock by dividing (i) the liquidation preference by (ii) the conversion price of $1,000 per share of Common Stock.

The Holders are entitled to full voting rights and powers and they shall be entitled to vote on all matters as to which holders of Common Stock are entitled to vote, voting together with the holders of Common Stock as one class. Each Holder shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred could be converted on the record date for the vote which is being taken.

Dividend Policy

We have no present intention of declaring or paying any dividends on our shares of common stock in the foreseeable future. We intend to retain earnings, if any, to expand our operations. To date, we have not paid dividends on our shares of common stock and the payment by our Company of dividends on the shares of common stock in the future, if any, rests solely within the discretion of our board of directors and will depend upon, among other things, our earnings, capital requirements and financial condition, as well as other factors deemed relevant by our board of directors.

Warrants

As of the date hereof, there are outstanding warrants to purchase 2,246,245 shares of our common stock. The exercise price of some of our warrants are subject to full ratchet anti-dilution adjustment for subsequent lower issuances by the Company, as well as customary adjustment provisions for stock splits, stock dividends, recapitalization and the like (collectively, the “Adjustment Provisions”). The Company has obtained waivers with respect to the Adjustment Provisions. In addition, as of the date hereof, the Company has treated the warrants as if the Reverse Stock Split has not occurred and will not adjust the number of shares issuable upon the exercise of such warrants or the Exercise Prices of such warrants.

Options

As of the date hereof, there are no outstanding options to purchase our securities.

LEGAL PROCEEDINGS

There are no material pending legal or governmental proceedings relating to our company or properties to which we are a party, and to our knowledge there are no material proceedings to which any of our directors, executive officers or affiliates are a party adverse to us or which have a material interest adverse to us.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

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Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, on December 24, 2014, we issued 42,464,424 shares of our Common Stock to the iNeedMD Shareholders, their affiliates or assigns, in exchange for 100% of the outstanding shares of iNeedMD. Such securities were not registered under the Securities Act of 1933.

These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

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Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On December 24, 2014, our board of directors dismissed KLJ & Associates LLP (“KLJ”), as our independent registered public accountant.

Effective September 6, 2014, Clutterbug Move Management, Inc. (the “Company”) was informed by its independent registered public accounting firm, Silberstein Ungar, PLLC (“Silberstein”), that Silberstein’s principals have joined KLJ & Associates, LLP (“KLJ”). As a result of such transaction, Silberstein effectively resigned as the Company’s independent registered public accounting firm and KLJ was engaged as the Company’s independent registered public accounting firm.

Silberstein’s report on the financial statements for Clutterbug Move Management, Inc. for the fiscal years ended November 30, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended November 30, 2013 and 2012, and in the subsequent interim period through December 24, 2014, the date of dismissal, there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Silberstein, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended November 30, 2013 and 2012, and in the subsequent interim period through December 24, 2014, the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to KLJ and requested KLJ to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not KLJ agrees with the above disclosures. A copy of KLJ’s letter, dated December 24, 2014, confirming its agreement with the disclosures in this Item 4.01 is attached as Exhibit 16.1 to this Form 8-K.

(b) New Independent Registered Public Accounting Firm

On December 24, 2014, our board of directors approved the engagement of Rosenberg Rich Baker Berman and Company, Certified Public Accountants (“RRBB”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended November 30, 2013 and November 30, 2012, and the subsequent interim period prior to the engagement of RRBB, the Company has not consulted RRBB regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Merger, on December 24, 2014, we issued 42,464,424 shares of our Common Stock to the iNeedMD Shareholders, their affiliates or assigns in exchange for the transfer of 100% of the outstanding shares of iNeedMD by the iNeedMD Shareholders. As such, immediately following the Merger, the iNeedMD Shareholders hold approximately 88.81% of the total combined voting power of all classes of our outstanding stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Merger, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 hereof, Ms. Victoria Young, Clutterbug Move Management’s sole officer and director was removed from her positions as such by a majority vote the shareholders and the board of directors of the Company.

Further, effective December 24, 2014, Dr. Govindan Gopinathan, and Mr. Thomas Nicolette were appointed as members of our board of directors. Finally, effective December 24, 2014, our board of directors appointed the following officers:

Name	Age	Position

Thomas Nicolette	64	Chief Executive Officer, Secretary

Patrice McMorrow	48	Executive Vice President of Business Development

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation of Directors

Effective December 24, 2014, Ms. Victoria Young resigned as a member of the board of directors. There were no disagreements between Ms. Young and us or any officer or director of the Company.

(b) Resignation of Officers

Effective December 24, 2014, Ms. Young resigned as our Chief Executive Officer.

(c) Appointment of Directors

Effective December 24, 2014, the following persons were appointed as members of the board of directors:

Name	Age	Position

Govindan Gopinathan, MD	76	Chairman of the Board of Directors

Thomas Nicolette	64	Director

Please see also Section 5.02(d) of this current report, whose information is herein incorporated by reference.

(d) Appointment of Officers

Effective December 24, 2014 the members of the board of directors appointed the following persons as our executive officers, with the respective titles as set forth opposite his or her name below:

Name	Age	Position

Thomas Nicolette	64	President, Chief Executive Officer

Patrice McMorrow	48	Executive Vice President of Business Development

The business background descriptions of the newly appointed officers and directors are as follows:

Dr. Govindan Gopinathan, 76, Chairman of the Board of Directors

Dr. Gopinathan, 76, is a former Clinical Professor of Neurology at New York University Langone Medical Center and the primary inventor of the The EKG Glove, and co-founder of iNeedMD, Inc., where he has served as Chairman & CEO for the last 14 years. Previously he had served as Chief of the Department of Neurology at the Manhattan VA hospital from 1975 to 1978 where he was involved in administrative and management responsibilities.

Doctor Gopinathan is board certified in Internal Medicine by the Royal College of Physicians of Canada, and the University of Kerala, India. Doctor Gopinathan is also board certified in neurology by the American Academy of Neurology and the Royal College of Physicians of Canada. He is a Fellow of the American Academy of Neurology, the Royal Society of Medicine, London, and National Institute of Health, Clinical Fellowships.

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Thomas Nicolette, 64, President, Chief Executive Officer and Director

Mr. Nicolette has served as the principal of Nicolette Consulting Group Limited, a business management consulting firm, since founding it in 1984. He served as President, Chief Executive Officer and director of Akers Biosciences, Inc. from 2006 until early 2014 and was instrumental in a $15 million IPO that facilitated Akers Biosciences’ listing on the NASDAQ capital market.

From 1997 through 2012, Mr. Nicolette was the Corporate Secretary, Treasurer and director of Sentech EAS Corp., a designer and manufacturer of electronic security systems for retail, commercial and industrial firms. From 2003 through 2006, Mr. Nicolette was the director of international business development for November AG a developer of methods of authentication for anti-counterfeiting based in Germany. From 2001 to 2004, Mr. Nicolette served as Chairman of Exaqt Sa de CV a manufacturer and installer of electronic security systems. From 2001 through 2003, Mr. Nicolette served as Executive Director of Tri-Mex Group Limited, a developer of monitoring and response solutions to protect high value or hazardous cargo. Mr. Nicolette served as President, Chief Executive Officer and Director of DNA Technologies, Inc., a holder of patented technology providing solutions for counterfeiting, forgery and product diversion, from 2000 through 2003. From 1995 through 2001, Mr. Nicolette was the President, Chief Executive Officer and director of Sentry Technology Corporation which owned Knogo North America, Inc. and Video Sentry Corporation, designers and manufacturers of electronic articles surveillance systems and closed circuit television systems worldwide. Also, Mr. Nicolette served as President, Chief Executive Officer and director of Knogo Corporation, a New York Stock Exchange listed multi-national company and purveyor of electronic article surveillance, from 1986 through 1994.

Mr. Nicolette is a graduate of Michigan State University School of Criminal Justice.

Patrice McMorrow, 48, Executive Vice President of Business Development

Ms. McMorrow, age 48, combines over 20 years of experience in marketing and business development senior management with proficiencies in strategic and tactical planning and implementation, sales training and operations, and IPO prospectus development.

Ms. McMorrow joined iNeedMD, Inc. in August of 2014 as Executive Vice President of Business Development. Previously, she had been involved in a number of companies most notably within the medical device and pharmaceutical industries, holding positions ranging from product manager to Vice President of Marketing. After gaining experience in management consulting and pharmaceutical sales and earning a graduate degree, from 1992 through 1995, Ms. McMorrow served as the Director of REC SPECS Sports Eyewear marketing for the now Liberty Sport, Inc. From 1995 through 1996, she served as a product manager at pharmaceutical manufacturer, Organon, Inc. and launched the company’s first antidepressant into the US market. From 1996 through 2003, Ms. McMorrow held a variety of marketing consulting positions, with a focus in the fashion and pharmaceutical industries, and secured a project management role with a contract pharmaceutical sales company, Innovex to assist in the re-launch of a Novartis mature migraine headache line. She also helped establish the national distribution network for then pharmaceutical manufacturer, Genta Incorporated. From 2003 until 2004, Ms McMorrow transitioned to a product management role at Genta. Immediately prior to joining iNeedMD, Ms. McMorrow spent 10 years at Akers Biosciences, Inc. an in vitro diagnostic medical device company. She held positions of Director of Marketing where she helped launch the company’s entrance into the commercial medical device market and established and managed a network of national distributors and sales representatives. Later as Vice President of Marketing, Ms. McMorrow continued to assist in the launch of new product entrants in the laboratory and health and wellness sectors. She was also a member of the management team that facilitated Akers Biosciences’ listing on the NASDAQ capital market in early 2014.

Ms. McMorrow holds an undergraduate degree in Business with a concentration in Marketing from Albright College and an MBA in Marketing from Seton Hall University.

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Key Personnel

Nitin Patel, MD, Age 40, Vice President of Research and Development

Dr. Nick Patel, age 40, is an internist from Columbia, S.C. He received his undergraduate degree from the University of South Carolina Honors College and attended medical school at the Medical University of South Carolina in Charleston, S.C. Following medical school, Dr. Patel completed his residency in internal medicine at Orlando Regional Medical Center in Florida and Palmetto Health in Columbia, S.C. He has been at Palmetto Health for over 10 years and serves as the Medical Director of Midlands Internal Medicine. He is also the head of Ambulatory Medical Informatics at Palmetto Health. Dr. Patel has given multiple presentations in topics ranging from Healthcare IT transformation, workflow enhancements, and population health. He is managing the largest, first of its kind.

Microsoft Surface pilot in the nation, to improve workflow at Palmetto Health. Dr. Patel has also been instrumental in the development of the Bluetooth wireless transmitter and mobile application.

Robert Riola, Age 50, Vice President of Operations

Mr. Robert Riola, age 50, combines over 25 years of experience in Information Technology management with experience in data center design, application development, risk management, digital rights management, and online marketing and sales. He joined the Company as Chief Technology Officer in 2010. Previously, he had been involved with a number of companies holding positions including Vice President of Operations Disaster Recovery Specialist and CTO.

Family Relationships

There are no family relationships with any of our officers and directors.

Employment and Consulting Agreements

Mr. Thomas Nicolette

On July 1, 2014, Mr. Thomas Nicolette entered into a two year consulting agreement to serve as the Company’s Chief Operating Officer (“COO”). The COO will receive monthly fees of $15,000. In addition, the COO received warrants to purchase 1,000,000 shares of the Class A common stock, with 500,000 warrants vesting on July 1, 2014 and 500,000 warrants vesting on June 30, 2015. The warrants are exercisable for five years at an exercise price of $0.50. During the nine months ended September 30, 2014, the Company recorded $430,283 in compensation expense pertaining to these warrants. On November 12, 2014, Mr. Nicolette was appointed President, Chief Executive Officer and Director of iNeedMD. On December 24, 2014, Mr. Nicolette was appointed President, Chief Executive Officer and Director of the Company. Mr. Nicolette’s consulting agreement remains in effect until amended to reflect his new expanded responsibilities.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 and Item 2.01 of this Current Report on Form 8-K, on December 17, 2014, we entered into the Agreement and consummated the Merger, pursuant to which we acquired all of the issued and outstanding common stock of Clutterbug Move Management, Inc. in exchange for the issuance of 42,464,424, shares of Common Stock of the Company.

As a result of the Merger, iNeedMD became our wholly-owned operating subsidiary and, upon the issuance of the 42,464,424 shares of Common Stock of the Company, the iNeedMD Shareholders own approximately 88.81% of all of our issued and outstanding Common Stock. We currently have a total of 47,814,424 issued and outstanding shares of Common Stock.

As the result of the consummation of the Merger, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Items

As a result of the Merger, the Company is changing its fiscal year end from November 30 to December 31.

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Item 9.01 Financial Statement and Exhibits.

(a) Financial Statements of Business Acquired. The Audited Financial Statements of iNeedMD, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
2.1	Acquisition and Plan of Merger Agreement dated December 17, 2014 by and among Clutterbug Move Management, Inc., Clutterbug Acquisition Corp., and iNeedMD Holdings, Inc.*

3.1	Certificate of Incorporation of Clutterbug Move Management, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 filed with the Securities and Exchange Commission on March 14, 2013).

3.2	By-Laws of Clutterbug Move Management, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the Securities and Exchange Commission on March 14, 2013).

3.3	Certificate of Incorporation of iNeedMD, Inc.*

3.4	By-Laws of iNeedMD, Inc.*

16.1	Letter by KLJ & Associates LLP dated December 24, 2014*

99.1	Letter of Resignation from Victoria Young, dated December 24, 2014*

99.2	iNeedMD, Inc. audited financial statements for the fiscal years ended December 31, 2013 and December 31, 2012*

99.3	iNeedMD, Inc. unaudited financial statements for the period ended September 30, 2014*

*	Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clutterbug Move Management, Inc.

Date: December 29, 2014	By:	/s/ Thomas Nicolette
	Name:	Thomas Nicolette
	Title:	Chief Executive Officer

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